CALCULATION OF REGISTRATION FEE

TITLE OF EACH CLASS OF SECURITIES TO BE REGISTERED	AMOUNT TO BE REGISTERED(1)	PROPOSED MAXIMUM OFFERING PRICE PER SHARE	PROPOSED MAXIMUM AGGREGATE OFFERING PRICE	AMOUNT OF REGISTRATION FEE(2)
Common Stock, $0.001 par value per share	11,500,000	$11.00	$126,500,000	$16,419.70

(1)	Includes 1,500,000 shares that may be purchased by the underwriters upon exercise of the underwriters’ option to purchase additional shares.
(2)

The registration fee is calculated and being paid pursuant to Rule 457(r) under the Securities Act of 1933, as amended, and relates to the Registration Statement on Form S-3ASR (File No. 333-227492) filed by the Registrant on September 24, 2018.

Filed Pursuant to Rule 424(b)(5)
Registration No. 333-227492

Prospectus Supplement (To Prospectus dated September 24, 2018)

10,000,000 Shares

Common Stock

We are offering 10,000,000 shares of our common stock. Our common stock is listed for trading on the Nasdaq Global Select Market under the symbol “ATNX.” On September 9, 2020, the closing sales price of our common stock on the Nasdaq Global Select Market was $13.20 per share.

Investing in our common stock involves a high degree of risk. Please read “Risk Factors” beginning on page S-9 of this prospectus supplement and on page 5 of the accompanying prospectus before making a decision to invest in our common stock.

	Per Share	Total
Public offering price	$11.00	$110,000,000
Underwriting discounts and commissions to be paid by us(1)	$0.66	$6,600,000
Proceeds, before expenses, to us	$10.34	$103,400,000

(1)	We have agreed to reimburse the underwriters for certain expenses. See “Underwriting.”

We have granted the underwriters a 30-day option to purchase up to an additional 1,500,000 shares of our common stock at the public offering price.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The underwriters expect to deliver the shares of common stock against payment on or about September 14, 2020.

Joint Bookrunning Managers

SVB Leerink	RBC Capital Markets	Evercore ISI

Lead Manager

Oppenheimer & Co.

The date of this prospectus supplement is September 9, 2020.

Prospectus Supplement

Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering of common stock and updates the information contained in the accompanying prospectus and the documents incorporated by reference herein and therein. The second part is the accompanying prospectus, which provides more general information, some of which does not apply to this offering. To the extent the information contained in this prospectus supplement differs or varies from the information contained in the accompanying prospectus or documents previously filed with the U.S. Securities and Exchange Commission (the “SEC”) that are incorporated by reference herein, the information in this prospectus supplement will supersede such information. For a more detailed understanding of an investment in our common stock, you should read both this prospectus supplement and the accompanying prospectus, together with additional information described under the heading “Where You Can Find More Information.”

This prospectus supplement is part of an automatic shelf registration statement on Form S-3 that we filed with the SEC on September 24, 2018. Under the shelf registration process, we may from time to time offer and sell any combination of the securities described in the accompanying prospectus in one or more offerings.

Neither we nor the underwriters have authorized anyone to provide you with information that is different or in addition to that contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or any free writing prospectus prepared by us or on our behalf. Neither we nor the underwriters take any responsibility for, and can provide no assurance as to the reliability of, any information that others may give. Neither we nor the underwriters are making an offer to sell or soliciting an offer to buy our common stock under any circumstance in any jurisdiction where the offer or solicitation is not permitted. You should not assume that the information in this prospectus supplement, the accompanying prospectus and any free writing prospectus is accurate as of any date other than the respective date of each of those documents, or that any information in documents that we have incorporated by reference is accurate as of any date other than the date of the document incorporated by reference, regardless of the time of delivery of this prospectus supplement or any sale of shares of our common stock hereunder. Our business, financial condition, results of operations and prospects may have changed since those dates.

We are offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the accompanying prospectus and the offering of the common stock in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about, and observe any restrictions relating to, the offering of the common stock and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement and the accompanying prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

We have proprietary rights to trademarks, trade names and service marks appearing in this prospectus that are important to our business. Solely for convenience, the trademarks, trade names and service marks may appear in this prospectus without the ® and TM symbols, but any such references are not intended to indicate, in any way, that we forgo or will not assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensors to these trademarks, trade names and service marks. All trademarks, trade names and service marks appearing in this prospectus are the property of their respective owners.

Except as otherwise indicated herein or as the context otherwise requires, references in this prospectus supplement to “Athenex,” “the Company,” “we,” “us” and “our” refer to Athenex, Inc. and its consolidated subsidiaries.

S-ii

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and the accompanying prospectus, including the documents that we incorporate by reference herein and therein contain, and any applicable free writing prospectus including the documents we incorporate by reference therein may contain, forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Section 27A of the Securities Act of 1933, as amended (the “Securities Act”). All statements other than statements of historical fact are “forward-looking statements” for purposes of this prospectus supplement and the accompanying prospectus. In some cases, you can identify forward-looking statements by terminology such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “foresee,” “goal,” “guidance,” “indicate,” “intend,” “likely,” “may,” “might,” “mission,” “preliminary,” “plan,” “potentially,” “predict,” “project,” “promising,” “seek,” “should,” “strategy,” “will,” “would” and similar expressions and variations thereof.

Forward-looking statements appear in a number of places throughout this prospectus supplement and the accompanying prospectus and the documents that we incorporate by reference herein and therein, and include statements based largely on our current expectations and projections about future events and trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives and financial needs, such as:

•	the impact of COVID-19, including any resulting economic effects and government interventions, on our business, operations and financial results;

•	our ongoing and planned preclinical development and clinical trials;

•	the development stage of our primary clinical candidates;

•	the timing of and our ability to make regulatory filings and obtain and maintain regulatory approvals for our product candidates;

•	the degree of clinical utility of our future product candidates, particularly in specific patient populations;

•	our intellectual property position;

•	our ability to develop commercial functions and to successfully and compliantly launch and commercialize our product candidates, if approved;

•	our reliance on third parties, collaborations and license agreements for success in certain areas of our business;

•	alliances or licensing agreements;

•	expectations regarding clinical trial data;

•	our history of operating losses and the need to raise additional capital to continue as a going concern;

•

our ability to service our existing and any future debt obligations and expectations regarding our compliance with financial and restrictive covenants contained in the agreements governing our indebtedness;

•	our results of operations and our history of fluctuating revenue, cash needs, spending of the proceeds from offerings of securities;

•	our dependence on our public-private partnerships and the possibility that we or our counterparties fail to meet the obligations of those agreements and we lose the benefits of those partnerships;

•	our ability to integrate acquired assets and businesses into our existing operations;

•	risks related to doing business in international jurisdictions such as the United Kingdom, the European Union, China, Taiwan, Hong Kong and Latin America; and

•	the industry in which we operate and the trends that may affect our industry or us.

S-iii

These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including those described in the “Risk Factors” section below. Moreover, we operate in a very competitive and rapidly changing environment, and new risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business. In light of these risks, uncertainties and assumptions, actual results could differ materially and adversely from those anticipated in the forward-looking statements. These statements reflect our current views with respect to future events and are based on assumptions and subject to risks and uncertainties.

You should read this prospectus supplement, the accompanying prospectus, the information incorporated herein and therein by reference, and the documents that have been filed as exhibits to the registration statement of which this prospectus supplement is a part completely and with the understanding that our actual future results may be materially different from what we expect.

All written and verbal forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. We caution investors not to rely too heavily on the forward-looking statements we make or that are made on our behalf. We undertake no obligation to update publicly any forward-looking statements for any reason after the date of this prospectus to conform these statements to actual results or to changes in our expectations, except as required by law.

S-iv

PROSPECTUS SUPPLEMENT SUMMARY

This summary description about us and our business highlights information contained elsewhere in this prospectus supplement and the accompanying prospectus or incorporated by reference herein or therein. It does not contain all of the information you should consider before making an investment decision. Before you decide to invest in our common stock, you should read the entire prospectus supplement and the accompanying prospectus carefully, including the risk factors and the financial statements and related notes incorporated by reference herein and therein. You can obtain information incorporated by reference into this prospectus from the SEC as described below under the headings “Where You Can Find More Information” and “Incorporation by Reference.”

Company Overview

We are a global biopharmaceutical company dedicated to becoming a leader in the discovery, development and commercialization of next generation drugs for the treatment of cancer. Our mission is to improve the lives of cancer patients by creating more effective, safer and tolerable treatments. We are organized around three platforms, an Oncology Innovation Platform, a Commercial Platform and a Global Supply Chain Platform. Our current clinical pipeline in the Oncology Innovation Platform is derived from four different proprietary technologies: (1) Orascovery, based on a P-glycoprotein (“P-gp”) pump inhibitor, (2) Src Kinase inhibition, (3) T-cell Receptor-engineered T-cells (“TCR-T”), and (4) arginine deprivation therapy. We have assembled a strong and experienced leadership team and have established global operations across the pharmaceutical value chain to execute our goal of becoming a global leader in bringing innovative cancer treatments to the market and improving health outcomes.

Oncology Innovation Platform

Orascovery Platform

Our Orascovery technology is based on the novel P-gp pump inhibitor molecule, encequidar, formerly known as HM30181A. Oral administration of encequidar in combination with established chemotherapy agents such as paclitaxel, irinotecan, docetaxel, topotecan and eribulin has been shown in our clinical studies to date to improve the absorption of these agents by blocking the P-gp pump in the intestinal wall. Oral paclitaxel and encequidar, formerly known as Oraxol (“Oral Paclitaxel”) is our lead asset in our Orascovery platform. We are also advancing the following clinical candidates for the treatment of solid tumors on this platform: oral irinotecan and encequidar, formerly known as Oratecan (“Oral Irinotecan”); oral docetaxel and encequidar, formerly known as Oradoxel (“Oral Docetaxel”); oral topotecan and encequidar, formerly known as Oratopo (“Oral Topotecan”); and oral eribulin and encequidar, formerly known as Eribulin ORA (“Oral Eribulin”).

Src Kinase Inhibition Platform

Our Src Kinase inhibition platform technology is based on novel small molecule compounds that have multiple mechanisms of action, including the inhibition of the activity of Src Kinase and the inhibition of tubulin polymerization, which may limit the growth or proliferation of cancerous cells. We believe the combination of these mechanisms of action provides a broader range of anti-cancer activity compared to either mechanism of action alone. Our lead product candidate on our Src Kinase inhibition platform is tirbanibulin (formerly known as KX2-391 and KX-01) ointment, which we are advancing for the treatment of actinic keratosis (“AK”) as well as psoriasis and skin cancer. Our other clinical candidates and their indications in this platform include tirbanibulin oral for solid and liquid tumors and KX2-361, formerly known as KX-02, for brain cancers, such as glioblastoma multiforme (“GBM”).

Other Platforms

The other technologies in our Oncology Innovation Platform are our TCR-T immunotherapy technology under which we are advancing TCR affinity-enhancing specific T-cell (“TAEST”) therapy with our first drug candidate, TAEST16001, and our arginine deprivation therapy technology under which we are advancing PT01, also known as Pegtomarginase.

The following table summarizes the clinical development status of our current pipeline of product candidates in our Oncology Innovation Platform as of the date of this prospectus supplement:

Operating Segments

We have organized our business model into three platforms: (1) our Oncology Innovation Platform, dedicated to the research and development of our proprietary drugs; (2) our Commercial Platform, focused on the sales and marketing of our specialty drugs and the market development of our proprietary approved drugs; and (3) our Global Supply Chain Platform, dedicated to providing a stable and efficient supply of APIs for our clinical and commercial efforts.

Our Oncology Innovation Platform has research and development facilities around the world, including in the United States, China, the United Kingdom, Latin America, Taiwan, and Hong Kong with capabilities in drug discovery, drug formulation and clinical and regulatory development. Our global research and development capabilities and facilities are well integrated with our research and development center in the United States. Our Commercial Platform is based in Chicago, IL and Buffalo, NY and our Global Supply Chain Platform has API/drug product manufacturing facilities and capabilities in the United States and China, with additional new facilities currently under development in Dunkirk, NY and Chongqing, China.

Recent Developments

Orascovery platform

NDA Filing Accepted for Review by FDA: Oral Paclitaxel for Treatment of Metastatic Breast Cancer

On September 1, 2020, we announced that the U.S. Food and Drug Administration (FDA) has accepted for filing our New Drug Application (NDA) for Oral Paclitaxel for the treatment of metastatic breast cancer (“MBC”), and has granted the application Priority Review. Under the Prescription Drug User Fee Act (PDUFA), the FDA has set a target action date of February 28, 2021. Additionally, the FDA has communicated that it is not currently planning to hold an advisory committee meeting to discuss the application.

We announced topline results in August 2019 for our Phase 3 study of Oral Paclitaxel for the treatment of MBC and presented further data of the Phase 3 study in an oral presentation at the 2019 San Antonio Breast Cancer Symposium, or SABCS, in December 2019. Results demonstrated that the study met its primary endpoint showing statistically significant improvement in overall response rate for Oral Paclitaxel compared to intravenous (“IV”) paclitaxel and neuropathy was less frequent with Oral Paclitaxel compared to IV paclitaxel. In addition, ongoing analysis of secondary endpoints of survival showed a strong trend favoring Oral Paclitaxel. In particular, Oral Paclitaxel showed a statistically significant improvement in overall survival compared to IV paclitaxel in the prespecified modified intention-to-treat population.

Other Significant Developments in our Orascovery Platform

On September 8, 2020, we and Quantum Leap Healthcare Collaborative (“Quantum Leap”) jointly announced the launch of a new study arm of the I-SPY 2 TRIAL to evaluate Oral Paclitaxel in combination with GlaxoSmithKline’s (“GSK”) dostarlimab, an investigational antibody binding PD-1, in the neoadjuvant chemotherapy setting. The I-SPY 2 TRIAL, sponsored by Quantum Leap, is a standing Phase 2 randomized, controlled, multicenter platform with a Bayesian adaptive randomization design aimed to rapidly screen and identify promising new treatments in specific subgroups of adults with newly-diagnosed, high-risk (high likelihood of recurrence), locally-advanced breast cancer that is either Stage II or Stage III. GSK will provide dostarlimab. Athenex will provide Oral Paclitaxel. Quantum Leap will be responsible for running the trial.

On May 29, 2020, we presented interim data from an ongoing Phase II clinical trial in which Oral Paclitaxel monotherapy showed encouraging efficacy and tolerability in elderly patients with unresectable cutaneous angiosarcoma, an aggressive malignancy with poor prognosis. The interim results were presented at the American Society of Clinical Oncology 2020 (“ASCO20”) Virtual Scientific Program, held in May 2020, and reflected data from 22 evaluable patients out of 26 enrolled patients (16 males and 10 females, median age 75 years (range: 49-93 years)).The interim data showed a clinical benefit rate (CR+PR+SD) of 100% in 22 evaluable patients receiving Oral Paclitaxel treatment, who reached their first post treatment efficacy evaluation. All 22 patients experienced a reduction in tumor size. Complete responses (CR) were observed in 27.3% of patients (6/22), partial responses (PR) were observed in 22.7% of patients (5/22), and stable disease was observed in 50% of patients (11/22). Oral Paclitaxel has been generally well tolerated in this predominantly elderly population. In April 2018, FDA granted an Orphan Drug Designation for Oral Paclitaxel for the treatment of angiosarcoma, and Oral Paclitaxel also received Orphan Designations from the European Commission for the treatment of soft tissue sarcoma in October 2019.

We are also evaluating Oral Paclitaxel in combination with other therapies, including anti-VEGF and anti-PD-1 therapies. We are studying Oral Paclitaxel with ramucirumab in a Phase 1b study in patients with advanced gastric cancer who failed previous chemotherapy. We presented results from the study at the 2019 European Society for Medical Oncology (ESMO) Congress on the first three patient cohorts and are continuing to advance in the expansion phase of the study. Our Phase 1/2 study of Oral Paclitaxel in combination with pembrolizumab, or Keytruda, in patients with advanced solid malignancies is ongoing.

In addition to our lead product candidate, development of our other Orascovery product candidates is ongoing. We presented preliminary results with respect to our Phase 1 study of Oral Irinotecan at the American Society of Clinical Oncology annual meeting in May 2019 (“2019 ASCO Annual Meeting”). We are planning Phase 2 studies for both Oral Irinotecan and Oral Docetaxel. A Phase 1 study of Oral Eribulin in patients with solid tumors is ongoing.

Current Orascovery Platform Strategy

If approved, we intend to establish Oral Paclitaxel as the chemotherapy of choice for patients receiving chemotherapy for MBC, although we can provide no assurance that we will be successful in obtaining the FDA’s approval to commercialize Oral Paclitaxel. We believe the market opportunity, in terms of annual patients treated, for Oral Paclitaxel in metastatic breast cancer is approximately 70,000 in the United States. We intend to explore establishing Oral Paclitaxel in other oncology indications where we believe taxanes will continue to be a foundational treatment and continue to explore combination therapies. We believe the potential addressable market, in terms of incidences, for other potential applicable indications in the United States is approximately 545,000, including metastatic breast cancer. Our strategy is to develop and, if we receive approval from the FDA, commercialize Oral Paclitaxel in the United States through our Commercial Platform. We also plan to evaluate marketing options outside of the Unites States, including using our internal resources, partnering with others, or out-licensing the product.

Src Kinase Inhibition Platform

NDA Filing Accepted for Review by FDA: Tirbanibulin Ointment for the Treatment of AK

In March 2020, we announced that the FDA had completed its filing review and determined that our NDA for tirbanibulin ointment for the treatment of AK is sufficiently complete to permit a substantive review. Under the PDUFA, the FDA has set a target action date of December 30, 2020. Additionally, the FDA has communicated that it is not currently planning on holding an advisory committee to discuss the application. In March 2020, our partner Almirall S.A. (“Almirall”) also announced that the European Medicines Agency (“EMA”) accepted the filing of a European marketing authorization for tirbanibulin ointment for the treatment of AK.

We completed two Phase 3 studies for tirbanibulin ointment in the treatment of AK and presented topline results from the two Phase 3 studies in a late breaker session at the 2019 annual meeting of the American Academy of Dermatology (AAD). The results showed that both studies achieved their primary endpoint with 44% and 54% of patients in studies KX01-AK-003 and KX01-AK-004, respectively, achieving 100% AK lesion clearance at Day 57 within the face or scalp treatment areas. There was a statistically significant greater clearance rate in favor of tirbanibulin ointment 1% versus vehicle in each study and in each of the pre-defined patient subgroups. Safety results showed that tirbanibulin ointment was well tolerated. In October 2019, we announced a progress update for tirbanibulin ointment in the treatment of AK from our partner Almirall, with whom we are collaborating for the development and commercialization of tirbanibulin in the U.S. and Europe.

The development of our other Src kinase programs/product candidates is ongoing.

Other Platforms

The other technologies in our Oncology Innovation Platform are our TCR-T immunotherapy technology under which we are advancing our TAEST therapy with our first drug candidate, TAEST16001, and our arginine deprivation therapy technology under which we are advancing PT01, also known as Pegtomarginase.

In March 2019, we announced that our partner, Xiangxue Life Sciences Limited (“XLifeSc”), a subsidiary of Guangzhou Pharmaceutical Co., Ltd (“Xiangxue”), received notice of allowance from the China National Medical Product Administration (“NMPA”) of its Investigational New Drug (“IND”) application to initiate registration related clinical studies in China of TAEST therapy in patients with solid tumors that are HLA-A*02:01 positive and NY-ESO-1 positive. The cancer immunotherapy product, named TAEST 16001, is an autologous cell-based therapy utilizing the TAEST technology to enhance affinity against the HLA-A*02:01 restricted antigen NY-ESO-1. We are currently preparing the US IND for TAEST 16001.

In June 2019, the FDA allowed our IND application for the clinical investigation of PT01 for the treatment of patients with advanced malignancies. The compound targets cancer growth and survival by removing the supply of arginine to cancers that have a disrupted urea cycle. Also in June 2019 we presented preclinical study results of PT01 in a poster session at the 2019 ASCO Annual Meeting. The biologic agent demonstrated high enzymatic activity, predictable pharmacokinetic-pharmacodynamic profiles, and cytotoxicity in vitro. Mouse xenograft models showed good tumor growth inhibition activity at tolerable doses with only transient weight loss during therapy. We are currently planning a Phase 1 clinical study for PT01.

Recent Debt Financings

Oaktree Facility

On June 19, 2020, we entered into a senior secured loan agreement and related security agreements (collectively, the “Senior Credit Agreement”) with Oaktree Fund Administration, LLC as administrative agent, and the lenders party thereto (collectively “Oaktree”) to borrow up to $225.0 million in five tranches with a maturity date of June 19, 2026, bearing interest at a fixed annual rate of 11.0%, payable quarterly. We are required to make quarterly interest-only payments until the second anniversary of the Senior Credit Agreement, after which we are also required to make quarterly amortizing payments, with the remaining balance of the principal plus accrued and unpaid interest due at maturity. Ninety days after the date of the Senior Credit Agreement, we will be required to pay a commitment fee on any undrawn commitments equal to 0.6% per annum, payable on each subsequent funding date and the commitment termination date. We are also required to pay an exit fee at maturity equal to 2.0% of the aggregate principal amount of the loans funded under the Senior Credit Agreement.

The first tranche of $100.0 million was drawn on June 19, 2020, with $54.1 million of the proceeds used in part to repay in full the outstanding loan and fees under, and terminate, our credit agreement with Perceptive Advisors LLC (“Perceptive”) and its affiliates, with an additional $11.0 million of the upfront loan proceeds held by us as restricted cash in a debt service reserve account, and $6.4 million in fees and expenses incurred in connection with the financing, leaving $28.5 million in available proceeds from the first tranche. An additional four debt tranches of $125 million in the aggregate are available for borrowing from time to time prior to the date that is either 24 or 36 months after the date of the Senior Credit Agreement, subject to our achievement of certain regulatory and commercial milestones. Acceptance for review by the FDA of the NDA filing of Oral Paclitaxel for treatment of MBC on August 28, 2020 satisfies the applicable milestone for release of the second tranche of $25 million.

In connection with our entry into the Senior Credit Agreement, we granted warrants to Oaktree to purchase up to an aggregate of 908,393 shares of our common stock at a purchase price of $12.63 per share and entered into a registration rights agreement with Oaktree on June 19, 2020, pursuant to which we registered for resale the shares of common stock issuable upon exercise of the warrants by filing an automatic shelf registration statement on Form S-3 with the SEC on August 6, 2020.

Revenue Interest Financing Agreement

On August 4, 2020, we entered into a Revenue Interest Financing Agreement with Sagard Healthcare Royalty Partners, LP (“Sagard”), pursuant to which Sagard has agreed to pay the Company $50.0 million (the “Product

Payment”) to provide funding for the Company’s development and commercialization of Oral Paclitaxel upon receipt of marketing authorization for Oral Paclitaxel by the FDA for the treatment of metastatic breast cancer. In exchange for the Product Payment, we have agreed to make payments to Sagard (the “Payments”) equal to 5.0% of our world-wide net sales of Oral Paclitaxel, subject to a hard cap equal to the lesser of 170% of the Product Payment and the Put/Call Price set forth in the Revenue Interest Financing Agreement (the “Hard Cap”). We are required to make certain additional payments to Sagard to the extent Sagard has not received Payments equaling at least $20.0 million by September 30, 2024 and at least $50.0 million by August 4, 2026, in the amount of the applicable shortfall, and, subject to the Hard Cap, if Sagard has not received Payments equaling at least $85.0 million by the tenth anniversary of the date the Product Payment is funded, in an amount such that Sagard will have obtained a 6.0% internal rate of return on the Product Payment.

Our obligations under the Revenue Interest Financing Agreement are secured, subject to customary permitted liens and other agreed upon exceptions and subject to an intercreditor agreement with Oaktree Fund Administration, LLC as administrative agent for the lenders under our Senior Credit Agreement, by a perfected security interest in (i) accounts receivable arising from net sales of Oral Paclitaxel and (ii) intellectual property that is claiming or covering Oral Paclitaxel itself or any method of using, making or manufacturing Oral Paclitaxel.

Sagard and its co-investors OPB SHRP Co-Invest Credit Limited and SIMCOE SHRP Co-Invest Credit Ltd. (the “IMCO Investors”) also acquired by assignment (the “Assignment”) term loans and commitments equal to $50.0 million under the Senior Credit Agreement. In connection with the Assignment, we granted warrants to Sagard and the IMCO Investors to purchase up to 201,865 shares of our common stock at a purchase price of $12.63 per share (the “Sagard Warrants”). The Sagard Warrants will expire on June 19, 2027 and may be net exercised at the holder’s election.

Corporate Information

We were originally formed under the laws of the state of Delaware in November 2003 under the name Kinex Pharmaceuticals, LLC. In December 2012, we converted from a limited liability company to a Delaware corporation, Kinex Pharmaceuticals, Inc. In August 2015, we amended and restated our certificate of incorporation to change our name to Athenex, Inc. Our principal executive offices are located at 1001 Main Street, Suite 600, Buffalo, New York 14203, and our telephone number is (716) 427-2950. Our website address is www.athenex.com. Information contained on, or that can be accessed through, our website is not incorporated by reference into this prospectus supplement, and you should not consider information on our website to be part of this prospectus supplement. We have included our website address in this prospectus supplement solely as an inactive textual reference.

THE OFFERING

Issuer	Athenex, Inc.

Common stock offered by us	10,000,000 shares of our common stock

Underwriters’ option to purchase additional shares	The underwriters have the option to purchase up to an additional 1,500,000 shares of our common stock at the public offering price, less the underwriting discounts and commissions, which they may exercise, in whole or in part, for a period of 30 days from the date of this prospectus supplement.

Common stock to be outstanding immediately after this offering	91,689,534 shares, or 93,189,534 shares if the underwriters’ option to purchase additional shares is exercised in full.

Use of proceeds	We intend to use the net proceeds from the offering to: (i) continue to expand and strengthen our commercial infrastructure, including pre-launch and other commercialization activities for Oral Paclitaxel, if approved; (ii) execute our label expansion strategies for Oral Paclitaxel; (iii) advance the development of our other product candidates; (iv) invest in our chemistry, manufacturing and controls (“CMC”) development for our product candidates and manufacturing infrastructure; and (v) the remainder to fund working capital and other general corporate purposes.

See “Use of Proceeds” on page S-14 of this prospectus supplement.

Risk factors	Investing in our common stock involves significant risks. See “Risk Factors” beginning on page S-9 of this prospectus supplement and on page 5 of the accompanying prospectus, as well as those risks and uncertainties identified in the documents incorporated by reference herein or therein.

Nasdaq Global Select Market trading symbol	Our common stock is listed on the Nasdaq Global Select Market under the symbol “ATNX.”

The number of shares of our common stock to be outstanding immediately after this offering, as stated above, is based on 81,689,534 shares outstanding as of June 30, 2020, and excludes as of that date:

•	908,393 shares of common stock issuable upon exercise of outstanding warrants issued to Oaktree with an exercise price of $12.63 per share;

•	425,000 shares of common stock issuable upon exercise of outstanding warrants issued to Perceptive with an exercise price of $18.66 per share;

•	45,199 shares of common stock issuable upon the achievement of certain clinical milestones in connection with our acquisition of CIDAL Limited;

•	11,702,453 shares of common stock issuable upon the exercise of outstanding options with a weighted average exercise price of $9.17; and

•

2,959,559 shares of common stock reserved for issuance under our 2013 Common Stock Option Plan and Amended and Restated 2017 Omnibus Incentive Plan and 868,349 shares reserved for issuance under our 2017 Employee Stock Purchase Plan.

Except as otherwise indicated, all information in this prospectus supplement, including the number of shares of common stock outstanding immediately after this offering, excludes the shares referenced in the bullets above and assumes no exercise by the underwriters of their option to purchase additional shares of common stock from us within 30 days of the date of this prospectus supplement.

RISK FACTORS

Investing in our common stock involves a high degree of risk. Before deciding whether to invest in our common stock, you should consider carefully the risks described below and discussed under the section captioned “Risk Factors” in Part II, Item 1A of our Quarterly Report on Form 10-Q for the quarter ended June 30, 2020 and the section captioned “Risk Factors” in Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2019, which are incorporated by reference into this prospectus supplement and the accompanying prospectus in their entirety, together with other information in this prospectus supplement, the accompanying prospectus, and the information and documents incorporated by reference that we have authorized for use in connection with this offering. If any of these risks actually occur, our business, financial condition, results of operations or cash flows could be seriously harmed. This could cause the trading price of our common stock to decline, resulting in a loss of all or part of your investment.

Risks Related to the COVID-19 Pandemic

The COVID-19 pandemic could continue to adversely impact our business, including our commercial operations, clinical development activities and clinical trials.

As a result of the COVID-19 pandemic, we experienced disruptions in production at our Chongqing API production facility in the first quarter of 2020, as well as difficulties in clinical trial recruitment suspensions of early stage trials, which continued through the second quarter of 2020. The future impact of the COVID-19 pandemic on our business and operations is largely unknown and the situation is fluid. The extent to which our business and operations may be impacted by the pandemic will depend on a number of factors, including (i) the ultimate spread and severity of the outbreaks in the U.S. and globally, (ii) the existence of additional waves of outbreak as containment measures are lifted, (iii) the scope, duration and impact of containment measures on individuals and businesses, and (iv) the timing to market and relative availability of testing and treatment options for COVID-19. If the pandemic worsens or we experience additional waves of outbreak on a local, national or global scale, we may experience a multitude of additional disruptions that could severely impact our business, operations, clinical development activities and planned clinical trials, including without limitation, the following:

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a spread of COVID-19 among our workforce and/or management team, which would result in our reduced capacity to manage our business to the extent key personnel are impacted or our personnel are impacted in significant numbers;

•

continued delays or difficulties in clinical trials, which could include extended periods of time in which early stage trials are suspended, sustained difficulties enrolling patients in clinical trials and/or disruptions to ongoing trials based on the attrition of patients as a result of contracting or being exposed to COVID-19, facility closures or limitations on the use of hospitals as clinical trial sites and governmental restrictions on “non-essential” procedures and activities, any of which may further delay our clinical development plans and timelines and also may impact the integrity of our clinical trial data for ongoing trials;

•	temporary or long-term disruptions in our supply chains and resulting delays in the delivery of products, services or other materials necessary for our operations;

•	interruptions in FDA operations or the operations of comparable foreign regulatory agencies, which may in turn impact our timelines for receiving regulatory approvals and feedback;

•	complete or partial shutdowns of the construction efforts at our Dunkirk or PRC facilities or additional production slowdowns or stoppages at our Chongqing facility;

•	disruptions due to the increased cybersecurity vulnerabilities caused by remote work and a distributed workforce, including data breaches and data loss;

•	interruption or delays in our and our partners ability to meet expected clinical development deadlines or to comply with contractual commitments with respect to the same, including timelines around preclinical studies and planned clinical trials which could in turn delay overall developmental and commercialization timelines; and

•

limitations on our ability to engage in face-to-face essential business activities as well as marketing and public relations activities due to the health risks posed by such activities, the widespread cancellation of conferences and events targeting the biotech and medical fields, and restrictions on domestic and international travel, including travel bans and government imposed quarantines.

Each of these disruptions as well as others arising from the COVID-19 pandemic could adversely impact our ability to conduct clinical development activities, planned clinical trials and our business generally, and could have a material adverse impact on our operations and financial condition and results.

The economic disruption from the COVID-19 pandemic may result in material adverse consequences for general economic, financial and business conditions, and could result in increased credit and counterparty risks.

Through our normal business activities, we are subject to significant credit and counterparty risks that arise in the ordinary course of business. These risks have been heightened due to the COVID-19 pandemic and resulting economic turbulence, giving rise to substantial macroeconomic uncertainty. In the event of a sustained economic downturn, our customers, lenders, licensing partners, service providers, and other counterparties may be unable to fully fulfil their respective obligations to us in a timely manner, or at all. In addition, governments that we have partnered with and received grants from in connection with the construction of certain production facilities may be unable to timely fulfil their obligations under such agreements due to the impact of COVID-19 on their financial conditions.

In particular, we are a party to various strategic collaboration and license agreements that are important to our business and to our current and future product candidates. Unfavorable macroeconomic conditions caused by COVID-19 may lead our business partners to delay or curtail planned expenditures under our licensing arrangements, which could delay the development and commercialization of our product candidates in certain geographies for certain indications, which would harm our business prospects, financial condition and results of operations.

As a result of COVID-19, we have experienced difficulties in collecting certain license agreement receivables. For instance, we recently experienced a significant delay in the receipt of an upfront payment from a license partner – see Part 1, Item 2, of our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2020 “Management Discussion and Analysis,” under the heading “Recent business updates and COVID-19 related measures” for further information. If any of these difficulties persist for one or more of our partnerships, we may need to declare a default and terminate a license arrangement, which could delay or impair our ability to develop and commercialize the product candidates in the territories covered by the license agreement. In addition, we may seek replacement partnerships to develop and commercialize these product candidates in the territories covered by the terminated arrangement, the negotiation and entry into which may impact our development timelines and otherwise be on terms less favorable compared to existing contractual terms. This could in turn have a material adverse effect on our competitive position, business, financial conditions, results of operations, and prospects.

In addition, a prolonged downturn in macroeconomic conditions or negative trends in the global credit markets could further negatively impact our ability to collect on receivables, including milestone payments, due to us which may increase our concessions and discount rates as well as the length of time until these receivables are collected. An inability to timely collect may lead to an increase in our borrowing requirements, our accounts receivable and potentially lead to increased write-offs, with possible adverse effects on our business, financial condition, results of operations and cash flows.

Risks Related to Our Common Stock and This Offering

We have incurred net losses every year since our inception and anticipate that we will continue to incur net losses for the foreseeable future.

Investment in pharmaceutical product development is highly speculative because it entails substantial upfront costs and expenses and significant risk that a drug candidate will fail to gain regulatory approval or become commercially viable. Since our formation, the company has relied on a combination of public and private securities offerings, public-private partnerships, senior secured loan, the issuance of convertible notes and public grants to fund our operations. We have devoted most of our financial resources to research and development including our non-clinical development activities and clinical trials, and to other operating activities in our Commercial Platform. We have not generated substantial revenue from product sales to date, and we continue to incur significant development and other expenses related to our ongoing operations. As a result, we incurred losses in 2019, 2018 and 2017. For the years ended December 31, 2019, 2018 and 2017, and for the six months ended June 30, 2020 and 2019, we reported net losses of $125.5 million, $128.7 million, $131.4 million, $60.3 million and $66.7 million, respectively, and had an accumulated deficit of $627.3 million as of June 30, 2020. Substantially all of our operating losses have resulted from costs incurred in connection with our research and development programs and from selling, general and administrative expenses associated with our operations.

We expect to continue to incur losses for the foreseeable future, and we expect these losses to increase as we continue our development of, and seek regulatory approvals for, our drug candidates, and begin to commercialize approved drugs, if any. Typically, it takes many years to develop a new drug before it is available for treating patients. We may encounter unforeseen expenses, difficulties, complications, delays and other unknown factors that may adversely affect our business. The size of our future net losses will depend, in part, on the rate of future growth of our expenses, our ability to generate revenue and the timing and amount of milestones and other required payments to third parties in connection with our potential future arrangements with third parties. If any of our drug candidates fail in clinical trials or do not gain regulatory approval, or if approved, fail to achieve market acceptance, we may never become profitable. Even if we achieve profitability in the future, we may not be able to sustain profitability in subsequent periods. Our prior losses and expected future losses have had, and will continue to have, an adverse effect on our stockholders’ equity and working capital.

We expect our research and development expenses to continue to be significant in connection with our continued investment in our drug candidates and our ongoing and planned clinical trials for our drug candidates. Furthermore, if we obtain regulatory approval for our drug candidates, we expect to incur increased selling, general and administrative expenses. In addition, as a public company, we incur additional costs associated with operating as a public company. As a result, we expect to continue to incur significant and increasing operating losses and negative cash flows from operations for the foreseeable future. These losses have had and will continue to have a material adverse effect on our stockholders’ equity, financial position, cash flows and working capital.

Our ability to continue as a going concern will require us to obtain additional financing to fund our current operations, which may be unavailable on acceptable terms, or at all.

Our recurring losses from operations and our current operating plans raise substantial doubt about our ability to continue as a going concern. As a result, our independent registered public accounting firm included an explanatory paragraph in its report on our consolidated financial statements as of and for the year ended December 31, 2019 with respect to this uncertainty. Our ability to continue as a going concern will require us to obtain additional financing to fund our current operating plans. As of June 30, 2020, we had cash, cash equivalents and short term investments of $116.3 million. Without giving effect to the anticipated net proceeds from this offering, we believe that our existing cash and cash equivalents and short-term investments will be sufficient to fund our current operating plans into the second quarter of 2021, but will not be sufficient to fund current operating plans through one year after the date of this prospectus supplement. We have based these estimates on assumptions that may prove to be wrong, and we could spend our available financial resources much faster than we currently expect and need to raise additional funds sooner than we anticipate. If we are unable to raise capital when needed or on acceptable terms, we would be forced to delay, reduce or eliminate our research and drug development programs or commercialization efforts.”

As an investor participating in this offering, you will experience immediate substantial dilution.

The price per share of our common stock being offered is substantially higher than the net tangible book value per share of our common stock outstanding prior to this offering. As a result, investors purchasing common stock in this offering will experience dilution to the extent of the difference between the public offering price per share and the net tangible book value per share of our common stock. After giving effect to the sale of 10,000,000 shares of our common stock in this offering at a public offering price of $11.00 per share and based on our net tangible book value as of June 30, 2020 of $0.98 per share, if you purchase shares of common stock in this offering you would suffer substantial and immediate dilution of $9.00 per share in the net tangible book value of the common stock. The future exercise of outstanding options will result in further dilution of your investment. See the section entitled “Dilution” below for a more detailed discussion of the dilution you will incur if you purchase common stock in this offering.

Our management will have broad discretion over the actual amounts and timing of the expenditures of the proceeds we receive in this offering and might not apply the proceeds in ways that enhance our operating results or increase the value of your investment.

We intend to use the net proceeds from the offering to: (i) continue to expand and strengthen our commercial infrastructure, including pre-launch and other commercialization activities for Oral Paclitaxel, if approved; (ii) execute our label expansion strategies for Oral Paclitaxel; (iii) advance the development of our other product candidates; (iv) invest in our CMC development for our product candidates and manufacturing infrastructure; and (v) the remainder to fund working capital and other general corporate purposes.

Our management will have broad discretion as to the actual amounts and timing of the expenditures of the net proceeds from this offering, and you will be relying on the judgment of our management regarding the application of these proceeds. Our management might not apply the net proceeds of this offering in ways that enhance our operating results or increase the value of your investment. Additionally, until the net proceeds we receive are used, they may be placed in investments that do not produce income or that lose value. See “Use of Proceeds” located elsewhere in this prospectus supplement.

Sales of a significant number of shares of our common stock in the public markets, or the perception that such sales could occur, could depress the market price of our common stock.

Sales of a substantial number of our shares in the public markets could depress the market price of our common stock and impair our ability to raise capital through the sale of additional equity securities. We, our directors and our executive officers have agreed not to sell, dispose of or hedge any shares or securities convertible into or exchangeable for shares of common stock during the period from the date of this prospectus supplement continuing through and including the date 90 days after the date of this prospectus supplement, subject to certain exceptions. The underwriters may, in their discretion, release the restrictions on any such shares at any time without notice. We cannot predict the effect that future sales of our common stock would have on the market price of our common stock.

An active trading market in our common stock may not be sustained.

Although our common stock is currently traded on The Nasdaq Global Select Market, an active trading market may not be sustained in our common stock. If an active market for our common stock is not maintained, the value of your shares may decline and you may be unable to sell your shares when or at the price that you may wish to sell them. An inactive market may also impair our ability to raise capital by selling shares of our common stock or use shares of our common stock as consideration for entering into license agreements and strategic partnerships, which could negatively impact our business.

Our ability to utilize our net operating loss carryforwards and certain other tax attributes may be limited.

We have incurred net operating losses (“NOLs”) for U.S. federal income tax purposes. Unused NOLs will carry forward to offset future taxable income, if any, until such unused NOLs expire (if ever). NOLs generated after December 31, 2017 are not subject to expiration, but the yearly utilization of such NOLs is limited to 80 percent of taxable income for taxable years beginning after December 31, 2020. Under Section 382 of the Internal Revenue Code of 1986, as amended, or the Code, if a corporation undergoes an ownership change (generally defined as a greater than 50 percentage points change (by value) in the equity ownership of one or more stockholders or groups of stockholders who own at least 5% of a corporation’s stock over any three-year period), the corporation’s ability to use its pre-change NOLs and other pre-change tax attributes to offset its post-change income may be limited. We believe that we have experienced at least one ownership change in the past and may experience one in the future, including as a result of this offering, which may affect our ability to utilize our NOLs. As of December 31, 2019, we had federal NOLs of approximately $184.8 million that could be limited by our past and any future ownership change, which could have an adverse effect on our future results of operations. Similar limitations will apply to our ability to carry forward any unused tax credits to offset future taxable income.

USE OF PROCEEDS

We estimate that the net proceeds from this offering will be approximately $103.2 million, or approximately $118.7 million if the underwriters exercise in full their option to purchase additional shares, after deducting underwriting discounts and commissions and estimated offering expenses payable by us.

We intend to use the net proceeds from the offering as follows:

•	continue to expand and strengthen our commercial infrastructure, including pre-launch and other commercialization activities for Oral Paclitaxel, if approved;

•	execute our label expansion strategies for Oral Paclitaxel;

•	advance the development of our other product candidates;

•	invest in our CMC development for our product candidates and manufacturing infrastructure; and

•	the remainder to fund working capital and other general corporate purposes.

We may use a portion of the net proceeds of this offering for the acquisition or licensing, as the case may be, of additional technologies, other assets or businesses, or for other strategic investments or opportunities, although we have no definitive understandings, agreements or commitments to do so as of the date hereof.

Our expected use of the net proceeds from this offering is based upon our present plans and business condition. Based on those current plans and assumptions, we believe that our existing cash, cash equivalents and short-term investments will be sufficient to fund current operating plans into the second quarter of 2021. With the net proceeds from this offering, we believe that our existing cash, cash equivalents and short term-investments will be sufficient to fund our current operating plans for at least the next 12 months. We also plan to access additional milestone-based capital available under the Senior Credit Agreement with Oaktree and Revenue Interest Financing Agreement with Sagard if we are able to achieve such funding milestones. If such funding milestones are achieved, we believe the additional funds provided by such milestone-based capital, together with the anticipated net proceeds from this offering, will be sufficient to fund current operating plans into 2023. Our estimate as to how long we expect our existing cash and cash equivalents to be available to fund our operations is based on assumptions that may prove inaccurate, and we could use our available capital resources sooner than we currently expect. In addition, changing circumstances may cause us to increase our spending significantly faster than we currently anticipate, and we may need to spend more money than currently expected because of circumstances beyond our control. We may need to raise additional funds sooner than we anticipate if we choose to expand more rapidly than we presently anticipate. As of the date of this prospectus supplement, we cannot predict with certainty all of the particular uses for the net proceeds to be received upon the completion of this offering or the amounts that we will actually spend on the uses set forth above. The amounts and timing of our actual use of proceeds will vary depending on numerous factors, including the factors described under the heading “Risk Factors.” As a result, management will retain broad discretion over the allocation of the net proceeds from this offering, and investors will be relying on the judgment of our management regarding the application of the net proceeds.

Pending the use of the net proceeds of this offering, we intend to invest the net proceeds in money market funds, high-quality and short-term interest-bearing obligations, investment-grade instruments, and/or direct or guaranteed obligations of the U.S. government.

DILUTION

If you invest in our common stock in this offering, your interest will be diluted to the extent of the difference between the price per share that you pay and the net tangible book value per share of our common stock immediately after this offering.

As of June 30, 2020, our net tangible book value was $79.7 million, or $0.98 per share of common stock. Net tangible book value per share is equal to our total tangible assets, less total liabilities, divided by the number of outstanding shares of our common stock. Dilution with respect to net tangible book value per share represents the difference between the amount per share paid by purchasers of shares of common stock in this offering and the net tangible book value per share of our common stock immediately after this offering. After giving effect to the sale of shares of common stock in this offering, after deducting underwriting discounts and commissions and estimated offering expenses payable by us, at the public offering price of $11.00 per share, our as adjusted net tangible book value as of June 30, 2020 would have been $182.9 million, or $2.00 per share of common stock. This represents an immediate increase in net tangible book value of $1.02 per share to our existing stockholders and an immediate dilution of $9.00 per share to investors participating in this offering.

The amounts in the table below assume no exercise by the underwriters of their option to purchase additional shares of common stock.

The following table illustrates this dilution on a per share basis:

Offering price per share		$11.00
Net tangible book value per share as of June 30, 2020	$0.98
Increase in net tangible book value per share attributable to this offering	$1.02

As adjusted net tangible book value per share on June 30, 2020 after this offering		$2.00

Dilution per share to investors purchasing common stock in this offering		$9.00

If the underwriters exercise their option to purchase additional shares of our common stock in full in this offering, the increase in as adjusted net tangible book value per share to existing stockholders would be $1.15 per share and the dilution to purchasers of common stock in this offering would be $8.87 per share.

The foregoing tables are calculated based on 81,689,534 shares of our common stock that were outstanding on June 30, 2020 and excludes as of that date:

•	908,393 shares of common stock issuable upon exercise of outstanding warrants issued to Oaktree with an exercise price of $12.63 per share;

•	425,000 shares of common stock issuable upon exercise of outstanding warrants issued to Perceptive with an exercise price of $18.66 per share;

•	45,199 shares of common stock issuable upon the achievement of certain clinical milestones in connection with our acquisition of CIDAL Limited;

•	11,702,453 shares of common stock issuable upon the exercise of outstanding options with a weighted average exercise price of $9.17; and

•

2,959,559 shares of common stock reserved for issuance under our 2013 Common Stock Option Plan and Amended and Restated 2017 Omnibus Incentive Plan and 868,349 shares reserved for issuance under our 2017 Employee Stock Purchase Plan.

New investors will experience further dilution if any of our outstanding options are exercised or new options are issued and exercised under our equity incentive plans. Furthermore, we may choose to raise additional capital through the sale of equity or convertible debt securities due to market conditions or strategic considerations, even if we believe we have sufficient funds for our current or future operating plans. To the extent that we raise additional capital in this manner, the issuance of such securities could result in further dilution of stockholders.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS FOR NON-U.S. HOLDERS OF COMMON STOCK

The following describes the material U.S. federal income tax consequences to non-U.S. holders (as defined below) of the acquisition, ownership and disposition of our common stock issued pursuant to this offering. This discussion is not a complete analysis of all potential U.S. federal income tax consequences relating thereto, does not address the potential application of the Medicare contribution tax and does not address any estate or gift tax consequences or any tax consequences arising under any state, local or foreign tax laws, or any U.S. federal non-income tax laws. This discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations promulgated thereunder, judicial decisions and published rulings and administrative pronouncements of the Internal Revenue Service (the “IRS”) all as in effect as of the date of this prospectus supplement. These authorities may change, possibly retroactively, resulting in U.S. federal income tax consequences different from those discussed below. We have not requested a ruling from the IRS with respect to the statements made and the conclusions reached in the following summary, and there can be no assurance that the IRS will agree with such statements and conclusions.

This discussion is limited to non-U.S. holders who purchase our common stock issued pursuant to this offering and who hold our common stock as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all of the U.S. federal income tax consequences that may be relevant to a particular holder in light of such holder’s particular circumstances. This discussion also does not consider any specific facts or circumstances that may be relevant to holders subject to special rules under the U.S. federal income tax laws, including, without limitation, certain former citizens or long-term residents of the United States, controlled foreign corporations or passive foreign investment companies, persons that have a functional currency other than the US dollar, partnerships or other pass-through entities, grantor trusts, a non-U.S. governmental or sovereign entity or any entity qualifying under Section 892 of the Code, corporations that accumulate earnings to avoid U.S. federal income tax, banks, financial institutions, investment funds, regulated investment companies, insurance companies, brokers, dealers or traders in securities, tax-exempt organizations, tax-qualified retirement plans, persons subject to the alternative minimum tax, persons that own, or have owned, actually or constructively, more than 5% of our common stock, persons holding our common stock as part of a hedging or conversion transaction or straddle, or other risk reduction strategy, persons deemed to sell our common stock under the constructive sale provisions of the Code and persons required to accelerate the recognition of any item of gross income for U.S. federal income tax purposes with respect to our common stock as a result of such item being taken into account in an applicable financial statement.

If an entity or arrangement that is classified as a partnership for U.S. federal income tax purposes holds our common stock, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner, the activities of the partnership and certain determinations made at the partner level. Partnerships holding our common stock the partners in such partnerships are urged to consult their tax advisors as to particular U.S. federal income tax consequences to them of holding and disposing of our common stock.

PROSPECTIVE INVESTORS SHOULD CONSULT THEIR TAX ADVISORS REGARDING THE U.S. FEDERAL INCOME TAX CONSEQUENCES TO THEM OF ACQUIRING, OWNING AND DISPOSING OF OUR COMMON STOCK IN THEIR PARTICULAR CIRCUMSTANCES, AS WELL AS ANY TAX CONSEQUENCES ARISING UNDER ANY STATE, LOCAL OR FOREIGN TAX LAWS AND ANY OTHER U.S. FEDERAL TAX LAWS.

Definition of non-U.S. holder

For purposes of this discussion, a non-U.S. holder is any beneficial owner of our common stock that is not a “U.S. person” or a partnership (including any entity or arrangement treated as a partnership) for U.S. federal income tax purposes. A “U.S. person” is any of the following:

•	an individual citizen or resident of the United States;

•	a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States, any state thereof or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

•

a trust (1) whose administration is subject to the primary supervision of a U.S. court and which has one or more U.S. persons who have the authority to control all substantial decisions of the trust, or (2) that has a valid election in effect under applicable Treasury regulations to be treated as a U.S. person.

Distributions on our common stock

If we make cash or other property distributions on our common stock, such distributions will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Amounts not treated as dividends for U.S. federal income tax purposes will constitute a return of capital to the extent of the holder’s tax basis in our common stock, and, thereafter, as gain on the sale or other disposition of our common stock, which is taxed as described under “Gain on taxable disposition of our common stock” below.

Subject to the discussion below regarding backup withholding and FATCA, dividends paid to a non-U.S. holder of our common stock generally will be subject to U.S. federal withholding tax at a rate of 30% of the gross amount of the dividends, or such lower rate specified by an applicable income tax treaty. To receive the benefit of a reduced treaty rate, a non-U.S. holder must furnish to us or our paying agent a valid IRS Form W-8BEN or IRS Form W-8BEN-E (or applicable successor form) including a U.S. taxpayer identification number and certifying such holder’s qualification for the reduced rate. This certification must be provided to us or our paying agent prior to the payment of dividends and must be updated periodically. If the non-U.S. holder holds the stock through a financial institution or other agent acting on the non-U.S. holder’s behalf, the non-U.S. holder will be required to provide appropriate documentation to the agent, which then will be required to provide certification to us or our paying agent, either directly or through other intermediaries. Non-U.S. holders that do not timely provide the required certification, but that qualify for a reduced treaty rate, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.

If a non-U.S. holder holds our common stock in connection with the conduct of a trade or business in the United States, and dividends paid on our common stock are effectively connected with such holder’s U.S. trade or business (and are attributable to such holder’s permanent establishment in the United States, if required by an applicable tax treaty), the non-U.S. holder will be exempt from U.S. federal withholding tax. To claim this exemption, the non-U.S. holder must generally furnish a properly executed IRS Form W-8ECI (or applicable successor form).

Any dividends paid on our common stock that are effectively connected with a non-U.S. holder’s U.S. trade or business (and if required by an applicable income tax treaty, are attributable to a permanent establishment maintained by the non-U.S. holder in the United States) generally will be subject to U.S. federal income tax on a net income basis at the regular U.S. federal income tax rates in the same manner as if such holder were a resident of the United States. A non-U.S. holder that is a corporation also may be subject to an additional branch profits tax equal to 30% (or such lower rate specified by an applicable income tax treaty) of its effectively connected earnings and profits for the taxable year, as adjusted for certain items. Non-U.S. holders should consult their tax advisors regarding any applicable income tax treaties that may provide for different rules.

Gain on taxable disposition of our common stock

Subject to the discussion below regarding backup withholding, a non-U.S. holder generally will not be subject to U.S. federal income tax on any gain realized upon the sale, exchange or other taxable disposition of our common stock, unless:

•

the gain is effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States, and if required by an applicable income tax treaty, is attributable to a permanent establishment maintained by the non-U.S. holder in the United States;

•	the non-U.S. holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of disposition, and certain other requirements are met; or

•

our common stock constitutes a U.S. real property interest for U.S. federal income tax purposes because we were a United States real property holding corporation (a “USRPHC”) at any time within the shorter of the five-year period preceding the disposition or the non-U.S. holder’s holding period for our common stock and either the non-U.S. holder owned, actually or constructively, more than 5% of our common stock during such period or our common stock ceases to be regularly traded on an established securities market prior to the beginning of the calendar year in which the sale or disposition occurs. The determination of whether we are a USRPHC depends on the fair market value of our U.S. real property interests relative to the fair market value of our other trade or business assets and our foreign real property interests. We believe we are not currently, and we do not anticipate becoming, a USRPHC for U.S. federal income tax purposes.

Gain described in the first and third bullet points above generally will be subject to U.S. federal income tax on a net income basis at the regular U.S. federal income tax rates in the same manner as if such holder were a resident of the United States. A non-U.S. holder that is a corporation also may be subject to an additional branch profits tax equal to 30% (or such lower rate specified by an applicable income tax treaty) of any gain described in the first bullet point above that constitutes effectively connected earnings and profits for the taxable year, as adjusted for certain items. Non-U.S. holders should consult their tax advisors regarding any applicable income tax treaties that may provide for different rules. Gain described in the second bullet point above will be subject to U.S. federal income tax at a flat 30% rate (or such lower rate specified by an applicable income tax treaty), but may be offset by certain U.S.-source capital losses (even though the individual is not considered a resident of the United States), provided that the non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses.

Information reporting and backup withholding

Annual reports are required to be filed with the IRS indicating the amount of dividends on our common stock paid to such holder and the amount of any tax withheld with respect to those dividends. These information reporting requirements apply even if no withholding was required because the dividends were effectively connected with the holder’s conduct of a U.S. trade or business or withholding was reduced or eliminated by an applicable income tax treaty. This information also may be made available under an income tax treaty or other agreement with the tax authorities in the country in which the non-U.S. holder resides or is established. Backup withholding, currently at a 24% rate, generally will not apply to payments to a non-U.S. holder of dividends on or the gross proceeds of a disposition of our common stock provided the non-U.S. holder furnishes the required certification as to its non-U.S. status, such as by providing a valid IRS Form W-8BEN, IRS Form W-8BEN-E, or IRS Form W-8ECI, or certain other requirements are met. Notwithstanding the foregoing, backup withholding may apply if the payor has actual knowledge, or reason to know, that the holder is a U.S. person who is not an exempt recipient.

Backup withholding is not an additional tax. If any amount is withheld under the backup withholding rules, the non-U.S. holder should consult with a U.S. tax advisor regarding the possibility of and procedure for obtaining a refund or a credit against the non-U.S. holder’s U.S. federal income tax liability.

Foreign Account Tax Compliance Act

Certain “foreign financial institutions” as defined under the Foreign Account Tax Compliance Act (“FATCA”) and other entities must comply with information reporting rules with respect to their U.S. account holders and investors. A non-U.S. holder that (i) fails to certify that it is not a foreign financial institution or other covered entity or (ii) fails to comply with due diligence or information reporting obligations under FATCA is subject to FATCA withholding at a rate of 30% on payments of dividends. This FATCA withholding tax will apply regardless of whether the non-U.S. holder holds our common stock as beneficial owner or intermediary and regardless of whether the payment is otherwise subject to U.S. nonresident withholding tax. While the gross proceeds from the sale or other taxable disposition of our common stock on or after January 1, 2019 would have also been subject to withholding under FATCA, proposed Treasury Regulations eliminate FATCA withholding on payments of gross proceeds entirely. Taxpayers generally may rely on these proposed Treasury Regulations until final Treasury Regulations are issued.

An intergovernmental agreement between the United States and an applicable non-U.S. country may modify the due diligence and information reporting requirements described above.

Non-U.S. Holders are urged to consult with their tax advisors regarding the consequences, including the certification requirements, of the FATCA provisions and any applicable intergovernmental agreement based on their particular circumstances.

UNDERWRITING

SVB Leerink LLC, RBC Capital Markets, LLC and Evercore Group L.L.C. are acting as representatives of each of the underwriters named below and as joint bookrunning managers for this offering. Subject to the terms and conditions set forth in the underwriting agreement among us and the underwriters, we have agreed to sell to the underwriters, and each of the underwriters has agreed, severally and not jointly, to purchase from us, the number of shares of common stock set forth opposite its name below.

Underwriter	Number of Shares
SVB Leerink LLC	3,200,000
RBC Capital Markets, LLC	3,200,000
Evercore Group, L.L.C.	3,000,000
Oppenheimer & Co. Inc.	600,000

Total	10,000,000

Subject to the terms and conditions set forth in the underwriting agreement, the underwriters have agreed, severally and not jointly, to purchase all of the shares sold under the underwriting agreement if any of the shares are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the non-defaulting underwriters may be increased or the underwriting agreement may be terminated.

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in respect of those liabilities.

The underwriters are offering the shares, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the shares, and subject to other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officers’ certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Discounts and Commissions

The representatives have advised us that the underwriters propose initially to offer the shares to the public at the initial public offering price set forth on the cover page of this prospectus supplement and to dealers at that price less a concession not in excess of $0.396 per share. After the initial offering of the shares, the public offering price, concession or any other term of this offering may be changed by the representatives.

The following table shows the initial public offering price, underwriting discounts and commissions and proceeds, before expenses, to us. The information assumes either no exercise or full exercise by the underwriters of their option to purchase additional shares of our common stock.

		Total
	Per Share	No Exercise	Full Exercise
Initial public offering price	$11.00	$110,000,000	$126,500,000
Underwriting discounts and commissions	$0.66	$6,600,000	$7,590,000
Proceeds, before expenses, to us	$10.34	$103,400,000	$118,910,000

We estimate expenses payable by us in connection with this offering, other than the underwriting discounts and commissions referred to above, will be approximately $200,000. We also have agreed to reimburse the underwriters for up to $15,000 for their FINRA counsel fee.

Option to Purchase Additional Shares

We have granted an option to the underwriters, exercisable for 30 days after the date of this prospectus supplement, to purchase up to 1,500,000 additional shares at the initial public offering price, less underwriting discounts and commissions. If the underwriters exercise this option, each underwriter will be obligated, subject to the conditions contained in the underwriting agreement, to purchase a number of additional shares proportionate to that underwriter’s initial amount reflected in the above table.

No Sales of Similar Securities

We, our executive officers and directors have agreed not to sell or transfer any common stock or securities convertible into or exchangeable or exercisable for common stock, for 90 days after the date of this prospectus supplement without first obtaining the written consent of SVB Leerink LLC, RBC Capital Markets, LLC and Evercore Group L.L.C. on behalf of the underwriters. Specifically, we and these other persons have agreed, with certain limited exceptions, not to directly or indirectly:

(1)

offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of common stock or any securities convertible into or exercisable or exchangeable for common stock;

(2)

enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of common stock or such other securities, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position in common stock or such other securities within the meaning of Section 16 of the Exchange Act;

(3)	publicly disclose the intention to make any offer, sale, pledge or disposition, or to enter into any transaction, swap or other arrangement described in clause (1) or (2) above; or

(4)	make any demand for or exercise any right with respect to the registration of any shares of common stock or any security convertible into or exercisable or exchangeable for common stock

The lock-up provisions apply to common stock and to securities convertible into or exchangeable or exercisable for common stock. They also apply to common stock owned now or acquired later by the person executing the lock-up agreement or for which the person executing the lock-up agreement later acquires the power of disposition.

Nasdaq Global Select Market Listing

Our common stock is listed on the Nasdaq Global Select Market under the symbol “ATNX.”

Price Stabilization, Short Positions and Penalty Bids

Until the distribution of the shares is completed, SEC rules may limit underwriters and selling group members from bidding for and purchasing our common stock. However, the representatives may engage in transactions that stabilize the price of the common stock, such as bids or purchases to peg, fix or maintain that price.

In connection with this offering, the underwriters may purchase and sell our common stock in the open market. These transactions may include short sales, purchases on the open market to cover positions created by short sales and stabilizing transactions. Short sales involve the sale by the underwriters of a greater number of shares than they are required to purchase in this offering. “Covered” short sales are sales made in an amount not greater than the underwriters’ option to purchase additional shares described above. The underwriters may close out any covered short position by either exercising their option to purchase additional shares or purchasing shares in the open market. In determining the source of shares to close out the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the option to purchase additional shares granted to them under the underwriting agreement described above. “Naked” short sales are sales in excess of such option. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of our common stock in the open market after pricing that could adversely affect investors who purchase in this offering. Stabilizing transactions consist of various bids for or purchases of shares of common stock made by the underwriters in the open market prior to the closing of this offering.

The underwriters may also impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives have repurchased shares sold by or for the account of such underwriter in stabilizing or short covering transactions.

Similar to other purchase transactions, the underwriters’ purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of our common stock. As a result, the price of our common stock may be higher than the price that might otherwise exist in the open market. The underwriters may conduct these transactions on the Nasdaq Global Select Market, in the over-the-counter market or otherwise.

Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our common stock. In addition, neither we nor any of the underwriters make any representation that the representatives will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Electronic Distribution

In connection with this offering, certain of the underwriters or securities dealers may distribute prospectuses by electronic means, such as e-mail.

Other Relationships

The underwriters and certain of their affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. Some of the underwriters and certain of their affiliates may in the future engage in investment banking and other commercial dealings in the ordinary course of business with us and our affiliates, for which they may in the future receive customary fees, commissions and expenses.

In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Selling Restrictions

European Economic Area and the United Kingdom

In relation to each Member State of the European Economic Area and the United Kingdom (each, a “Relevant State”), no shares have been offered or will be offered pursuant to the offering to the public in that Relevant State prior to the publication of a prospectus in relation to the shares which has been approved by the competent authority in that Relevant State or, where appropriate, approved in another Relevant State and notified to the competent authority in that Relevant State, all in accordance with the Prospectus Regulation, except that offers of shares may be made to the public in that Relevant State at any time under the following exemptions under the Prospectus Regulation:

A.	to any legal entity which is a qualified investor as defined under the Prospectus Regulation;

B.

to fewer than 150 natural or legal persons (other than qualified investors as defined under the Prospectus Regulation), subject to obtaining the prior consent of the underwriters for any such offer; or

C.	in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of shares shall require us or any of the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.

Each person in a Relevant State who initially acquires any shares or to whom any offer is made will be deemed to have represented, acknowledged and agreed to and with us and the underwriters that it is a qualified investor within the meaning of the Prospectus Regulation and each person who initially acquires any shares or to whom any offer is made will be deemed to have represented, acknowledged and agreed to and with each of the underwriters and us that it is a “qualified investor” within the meaning of Article 2(e) of the Prospectus Regulation.

In the case of any shares being offered to a financial intermediary as that term is used in Article 5(1) of the Prospectus Regulation, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the shares acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer to the public other than their offer or resale in a Relevant State to qualified investors, in circumstances in which the prior consent of the representatives has been obtained to each such proposed offer or resale.

We, the underwriters and each of our and the underwriters’ respective affiliates will rely upon the truth and accuracy of the foregoing representations, acknowledgements and agreements.

For the purposes of this provision, the expression an “offer to the public” in relation to any shares in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and any shares to be offered so as to enable an investor to decide to purchase or subscribe for any shares, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129, as amended.

References to the Prospectus Regulation include, in relation to the United Kingdom, the Prospectus Regulation as it forms part of United Kingdom domestic law by virtue of the European Union (Withdrawal) Act 2018, as amended.

The above selling restriction is in addition to any other selling restrictions set out below.

Notice to Prospective Investors in the United Kingdom

In addition, in the United Kingdom, this document is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are “qualified investors” (as defined in the Prospectus Regulation) (i) who have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Order”) and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as

“relevant persons”) or otherwise in circumstances which have not resulted and will not result in an offer to the public of the shares in the United Kingdom within the meaning of the Financial Services and Markets Act 2000, as amended.

Any person in the United Kingdom that is not a relevant person should not act or rely on the information included in this document or use it as basis for taking any action. In the United Kingdom, any investment or investment activity that this document relates to may be made or taken exclusively by relevant persons.

Notice to Prospective Investors in Canada

The shares may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the shares must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

LEGAL MATTERS

The validity of the common stock offered hereby and certain legal matters in connection with this offering will be passed upon by Harter Secrest & Emery LLP, Rochester, New York. Certain legal matters related to this offering will be passed upon for the underwriters by Latham & Watkins LLP.

EXPERTS

The consolidated financial statements, and the related consolidated financial statement schedule, incorporated in this Prospectus by reference from the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, and the effectiveness of the Company’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference (which reports (1) express an unqualified opinion on the consolidated financial statements and consolidated financial statement schedule and includes explanatory paragraphs regarding a going concern uncertainty and regarding the Company’s adoption of a new accounting standard, Financial Accounting Standards Board Accounting Standards Update No. 2016-02, Leases (Topic 842), as amended, effective January 1, 2019 and (2) express an unqualified opinion on the effectiveness of internal control over financial reporting). Such consolidated financial statements and consolidated financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and other reports, proxy and information statements and other information with the SEC. Our SEC filings are available without charge on our website, www.athenex.com, and the SEC’s website, www.sec.gov as soon as reasonably practicable after we file them with, or furnish them to, the SEC. You may obtain, free of charge, a copy of any of these documents (other than exhibits to these documents unless the exhibits are specifically incorporated by reference into these documents or referred to in this prospectus supplement) by writing or calling us at the following address or telephone number:

Athenex, Inc.

Attention: General Counsel

1001 Main Street, Suite 600

Buffalo, NY 14203

(716) 427-2950

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus supplement the information contained in documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus supplement, and information that we subsequently file with the SEC will automatically update and supersede this information. The following documents that we previously filed with the SEC (File No. 001-38112) are incorporated by reference herein:

•	our Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on March 2, 2020;

•

the information contained in our Definitive Proxy Statement on Schedule 14A for our 2020 Annual Meeting of Stockholders, filed with the SEC on April 15,  2020, to the extent incorporated by reference in Part III of our Annual Report on Form 10-K for the year ended December 31, 2019;

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2020 , and June 30, 2020, filed with the SEC on May 7, 2020, and August 6, 2020, respectively;

•	our Current Reports on Form 8-K filed with the SEC on March 30, 2020, June 10, 2020, June 22, 2020 and August 6, 2020; and

•

the description of our common stock contained in our Registration Statement on Form 8-A, filed with the SEC on June 12, 2017, and any amendment or report filed for the purpose of updating such description (including Exhibit 4.2 to our Annual Report on Form 10-K filed with the SEC on March 2, 2020).

All reports and other documents that we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering, but excluding any information furnished to, rather than filed with, the SEC under Item 2.02 or 7.01 of our Current Reports on Form 8-K, will also be incorporated by reference into this prospectus supplement and deemed to be part of this prospectus supplement from the time of the filing of such reports and documents. Information in such future filings updates and supplements the information provided in this prospectus supplement and any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later-filed document modify or replace such earlier statements.

This prospectus supplement and the accompanying prospectus as further supplemented may contain information that updates, modifies or is contrary to information herein or in one or more of the documents incorporated by reference in this prospectus supplement or the accompanying prospectus. You should rely only on the information incorporated by reference or provided in this prospectus supplement and accompanying prospectus. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus supplement and the accompanying prospectus is accurate as of any date other than the date of this prospectus supplement, the date of the accompanying prospectus or the date of the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, respectively.

PROSPECTUS

COMMON STOCK

PREFERRED STOCK

DEBT SECURITIES

WARRANTS

UNITS

We may, from time to time, offer and sell any combination of the securities described in this prospectus, either individually or in combination, at prices and on terms described in one or more supplements to this prospectus. We may also offer common stock or preferred stock on conversion of debt securities, common stock on conversion of preferred stock, or common stock, preferred stock, or debt securities on exercise of warrants. Additionally, in certain circumstances, selling security holders identified in any accompanying prospectus supplement who acquire or have acquired securities from us may offer the securities for resale, separately, together or in units, under this prospectus.

This prospectus describes some of the general terms that may apply to an offering of our securities by us or any selling security holders. When we or any selling security holders decide to sell securities under this prospectus, we will provide the specific terms of these offerings and securities in one or more supplements to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplement and any related free writing prospectus may also add, update or change information contained in this prospectus. You should carefully read this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as the documents incorporated by reference, before buying any of the securities being offered.

Securities may be offered and sold by us or any selling securityholders to or through underwriters or dealers, directly to purchasers or through agents designated from time to time. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus and in the applicable prospectus supplement. If any underwriters are involved in the sale of any securities by us or any selling securityholders with respect to which this prospectus is being delivered, the names of such underwriters and any applicable discounts or commissions and over-allotment options will be set forth in a prospectus supplement.

The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement. The proceeds that we receive from any sales by us of the securities offered under this prospectus and any accompanying prospectus supplement will be reduced by any registration and offering fees and expenses. We will receive no proceeds from any sale by selling security holders of the securities covered by this prospectus and any accompanying prospectus supplement, but we may, in some cases, pay certain registration and offering fees and expenses on their behalf.

Our common stock is traded on The Nasdaq Global Select Market under the symbol “ATNX.” On September 21, 2018, the last reported sale price of our common stock on The Nasdaq Global Select Market was $16.92 per share. We will indicate in any prospectus supplement if the securities offered thereby will be listed on any securities exchange.

Investing in our common stock involves a high degree of risk. Please read “Risk Factors ” beginning on page 5 of this prospectus before making a decision to invest in our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is September 24, 2018

You should rely only on the information contained in, or incorporated by reference into, this prospectus and the applicable prospectus supplement, along with the information contained in any free writing prospectuses we have authorized for use in connection with a specific offering. We have not authorized anyone to provide you with different information. We are not making an offer to sell or seeking an offer to buy securities under this prospectus or the applicable prospectus supplement and any related free writing prospectus in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus, the applicable prospectus supplement or any related free writing prospectus, and the documents incorporated by reference herein and therein, are accurate only as of their respective dates, regardless of the time of delivery of this prospectus, the applicable prospectus supplement or any related free writing prospectus, or any sale of a security.

ABOUT THIS PROSPECTUS

This prospectus is part of an automatic registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended, or the Securities Act. Under this shelf registration statement, from time to time, we may sell, in one or more offerings, common stock, preferred stock, various series of debt securities, or warrants to purchase any of such securities, either individually or in combination with other securities described in this prospectus. Each time we sell any type or series of securities under this prospectus, we will provide a prospectus supplement that will include more specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. In a prospectus supplement or free writing prospectus, we may also add, update, or change any of the information contained in this prospectus or in the documents we have incorporated by reference into this prospectus. This prospectus, together with the applicable prospectus supplement, any related free writing prospectus, and the documents incorporated by reference into this prospectus and the applicable prospectus supplement, will include all material information relating to the applicable offering. Before buying any of the securities being offered, you should carefully read both this prospectus and the applicable prospectus supplement and any related free writing prospectus, together with the additional information described in the section entitled “Where You Can Find Additional Information.”

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the section entitled “Where You Can Find More Information.”

Unless otherwise mentioned or unless the context requires otherwise, when used in this prospectus, the terms “Athenex”, “Company”, “we”, “us”, and “our” refer to Athenex, Inc. and its subsidiaries.

ii

PROSPECTUS SUMMARY

The following summary, because it is a summary, may not contain all the information that may be important to you. This prospectus incorporates important business and financial information about the Company that is not included in, or delivered with, this prospectus. Before making an investment, you should read the entire prospectus and any amendment carefully. You should also carefully read the risks of investing discussed under “Risk Factors” and the financial statements included in our other filings with the SEC, including in our most recent Quarterly Report on Form 10-Q for the quarter and three months ended June 30, 2018, which we filed with the SEC on August 14, 2018 and our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, which we filed with the SEC on March 26, 2018. This information is incorporated by reference into this prospectus, and you can obtain it from the SEC as described below under the headings “Where You Can Find Additional Information About Us” and “Incorporation of Certain Documents by Reference.”

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in the prospectus but not delivered with the prospectus. You may request a copy of these filings, excluding the exhibits to such filings which we have not specifically incorporated by reference in such filings, at no cost, by writing us at the following address: 1001 Main Street, Suite 600, Buffalo, NY, United States.

OUR COMPANY

Overview

We are a global biopharmaceutical company dedicated to the discovery, development and commercialization of novel therapies for the treatment of cancer. Our mission is to improve the lives of cancer patients by creating more effective, safer and tolerable treatments. Our current clinical pipeline is derived from primarily four platform technologies: (1) Orascovery, (2) Src Kinase Inhibition, (3) T-cell Receptor-engineered T-cells, or TCR-T, and (4) Arginine Deprivation Therapy. We have assembled a leadership team and have established operations in the U.S. and China across the pharmaceutical value chain to execute our mission to become a global leader in bringing innovative cancer treatments to the market and improve health outcomes.

Orascovery platform

Our Orascovery platform is based on the novel oral P-glycoprotein, or P-gp, pump inhibitor molecule HM30181A. The P-gp pump is a plasma membrane protein on the cells of the gut which forms a localized drug transport system and limits effective oral absorption of known and widely used P-gp substrate cancer chemotherapeutic drugs such as paclitaxel, irinotecan and docetaxel, thus restricting current usage to intravenous, or IV, administration. IV chemotherapies’ adverse events are due in part to sharp increases in the blood concentration levels of the chemotherapeutic drugs, and infusion-related reactions caused in part by dilution agents used to facilitate IV administration. Although clinical trial results with IV chemotherapy have shown that the dose-limiting side effects are associated with treatment efficacy, these adverse events have limited the duration of treatment with this route of administration. Through sequential co-administration of HM30181A and oral paclitaxel (together, Oraxol), we are able to facilitate oral absorption of paclitaxel at therapeutic blood levels by blocking the P-gp pump. We believe oral administration of paclitaxel reduces blood concentration level fluctuations and eliminates infusion-related reactions related to IV administration improving patient tolerability and allowing for longer dosing durations to improve efficacy. In addition to Oraxol, we are advancing three other clinical candidates in this platform, Oratecan (HM30181A and oral irinotecan), Oradoxel (HM30181A and oral docetaxel) and Oratopo (HM30181A and oral topotecan) to target solid tumors.

Src Kinase Inhibition platform

Src Kinase, a tyrosine kinase protein involved in regulating cell growth, is strongly implicated with blocking metastasis. Defects in Src Kinase are implicated in a number of cancers, and inhibiting this protein may limit the growth or proliferation of cancerous cell types. The Src Kinase Inhibition platform refers to novel small molecule compounds that have multiple mechanisms of action, including the inhibition of the activity of Src Kinase and the inhibition of tubulin polymerization during cell division. We believe the combination of these mechanisms of action provide a broader range of anti-cancer activity as compared to either mechanism of action alone. Our key clinical product candidates in this platform are KX-01 ointment for pre-cancerous lesions and KX-02 for glioblastoma multiforme, or GBM.

TCR-T platform

Axis Therapeutics Limited, or Axis Therapeutics, a newly formed entity, has in-licensed the worldwide (excluding mainland China) rights of all the intellectual properties and know-how of a TCR-T immunotherapy technology. The TCR-T immunotherapy technology was originally developed by Xiangxue Life Sciences. Axis Therapeutics has been established as joint venture, owned 55% by us and 45% by Xiangxue Life Sciences. The TCR-T immunotherapy technology harnesses and enhances the patient’s own immune cells to target and eliminate cancer. It is a cell-based therapy that takes advantage of unique attributes of TCR mediated target recognition, and engineers potent and selective TCR-T directed response against cancer cells.

Arginine Deprivation Therapy platform

The Arginine Deprivation Therapy platform based on our pegylated genetic engineered human arginase platform technology targets cancer growth and survial by interrupting the supply of an amino acid, arginine, to a proportion of cancers with disrupted urea cycle. Our proprietary arginase biologic product is well suited to deplete arginine from the tumors with disrupted urea cycle that are dependent upon it, while healthy cells, capable of producing their own arginine, are largely unaffected.

In addition to our existing portfolio of clinical candidates, our research and development teams are evaluating additional applications of our novel technology platforms. For example, our novel Cytochrome P450, or CYP, and P-gp dual inhibitor technology could lead to the discovery of new drug candidates.

In advance of the launch of our proprietary product candidates in the U.S., our commercial team has begun to market oncology and oncology symptom-related products. We believe it is important to minimize supply chain disruptions for high potency oncology active pharmaceutical ingredients. We have thus internalized key components of the supply chain that we believe are integral to minimizing the associated risks.

Our Global Supply Chain platform manufactures active pharmaceutical ingredients, or API, for use internally in our research and development, clinical studies, and for sale to pharmaceutical customers globally. Our Global Supply Chain Platform includes Polymed Therapeutics, Inc. and Chongqing Taihao Pharmaceutical Co Ltd, collectively Polymed, and Athenex Pharma Solutions, or APS. Our Commercial Platform includes Athenex Pharmaceutical Division, or APD.

We have organized our business model into three segments: Oncology Innovation Platform, Commercial Platform and Global Supply Chain Platform—with operations in both the U.S. and China. Our global operations across the three segments are shown below:

We were originally formed under the laws of the state of Delaware in November 2003 under the name Kinex Pharmaceuticals, LLC. In December 2012, we converted from a limited liability company to a Delaware corporation, Kinex Pharmaceuticals, Inc. In August 2015, we amended and restated our certificate of incorporation to change our name to Athenex, Inc. Our principal executive offices are located at 1001 Main Street, Suite 600, Buffalo, NY 14203, and our telephone number is (716) 427-2950. Our website address is www.athenex.com. The information contained on, or that can be accessed through, our website is not a part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

RATIO OF EARNINGS TO FIXED CHARGES

If we offer debt securities and/or preferred equity securities under this prospectus, then we will, if required at that time, provide a ratio of earnings to fixed charges and/or ratio of combined fixed charges and preference dividends to earnings, respectively, in the applicable prospectus supplement for such offering.

RISK FACTORS

Investing in our securities involves risk. The prospectus supplement applicable to a particular offering of securities will contain a discussion of the risks applicable to an investment in Athenex, Inc. and to the particular types of securities that we are offering under that prospectus supplement. Before making an investment decision, you should carefully consider the risks described under “Risk Factors” in the applicable prospectus supplement and the risks described in our most recent Annual Report on Form 10-K, or any updates in our Quarterly Reports on Form 10-Q, together with all of the other information appearing in or incorporated by reference into this prospectus and any applicable prospectus supplement, in light of your particular investment objectives and financial circumstances. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment.

FORWARD-LOOKING STATEMENTS

This prospectus, including the documents that we incorporate by reference herein, contains, and any applicable prospectus supplement or free writing prospectus including the documents we incorporate by reference therein may contain, forward-looking statements, including statements regarding our future financial condition, business strategy and plans and objectives of management for future operations. Forward-looking statements include all statements that are not historical facts. In some cases, you can identify forward-looking statements by terminology such as “believe,” “will,” “may,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “plan,” “might,” “approximately,” “expect,” “predict,” “could,” “potentially” or the negative of these terms or other similar expressions. Forward-looking statements appear in a number of places throughout this prospectus and the documents that we incorporate by reference herein, and include statements regarding our intentions, beliefs, projections, outlook, analyses or current expectations concerning, among other things, our ongoing and planned preclinical development and clinical trials, the timing of and our ability to make regulatory filings and obtain and maintain regulatory approvals and our future product candidates, our intellectual property position, the degree of clinical utility of our future product candidates, particularly in specific patient populations, our ability to develop commercial functions, expectations regarding clinical trial data, our results of operations, cash needs, spending of the proceeds from offerings of securities under this prospectus, financial condition, liquidity, prospects, growth and strategies, the industry in which we operate and the trends that may affect our industry or us.

Discussions containing these forward-looking statements may be found, among other places, in the sections entitled “Business,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” incorporated by reference from our most recent Annual Report on Form 10-K, as well as any amendments thereto, filed with the SEC. These statements relate to future events or our future financial performance and involve known and unknown risks, uncertainties and other factors that could cause our actual results, levels of activity, performance or achievement to differ materially from those expressed or implied by these forward-looking statements. We discuss in greater detail, and incorporate by reference into this prospectus in their entirety, many of these risks and uncertainties under the heading “Risk Factors” contained in the applicable prospectus supplement, in any free writing prospectus we may authorize for use in connection with a specific offering, and in our most recent Annual Report on Form 10-K, as well as any amendments thereto reflected in subsequent filings with the SEC. These statements reflect our current views with respect to future events and are based on assumptions and subject to risks and uncertainties. Given these uncertainties, you should not place undue reliance on these forward-looking statements. These forward-looking statements represent our estimates and assumptions only as of the date of the document containing the applicable statement and, except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

USE OF PROCEEDS

Except as otherwise provided in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities covered by this prospectus for general corporate purposes. Additional information on the use of net proceeds from an offering of securities covered by this prospectus may be set forth in the prospectus supplement relating to the specific offering.

We will not receive any proceeds from securities offered for resale by selling security holders.

DESCRIPTIONS OF THE SECURITIES WE MAY OFFER

The descriptions of the securities contained in this prospectus, together with any applicable prospectus supplement, summarize all the material terms and provisions of the various types of securities that we may offer and any selling security holders may offer for resale,. We will describe in the applicable prospectus supplement relating to a particular offering the specific terms of the securities offered by that prospectus supplement. We will indicate in the applicable prospectus supplement if the terms of the securities differ from the terms we have summarized below. We will also include in the prospectus supplement information, where applicable, material United States federal income tax considerations relating to the securities.

We may offer and sell, and any selling securityholders may offer for resale, from time to time, in one or more offerings:

•	shares of our common stock;

•	shares of preferred stock;

•	debt securities, in one or more series; and/or

•	warrants to purchase any of the securities listed above.

This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.

DESCRIPTION OF CAPITAL STOCK

The following is a description of certain provisions of our amended and restated certificate of incorporation and bylaws, both of which were adopted in connection with our initial public offering in June 2017, and certain provisions of our outstanding options and the Delaware General Corporation Law, or DGCL. The following description does not purport to be complete and is subject to, and qualified in its entirety by reference to, the forms of our amended and restated certificate of incorporation and amended and restated bylaws, the forms of stock option agreements filed as exhibits to the registration statement, of which this prospectus forms a part, and the terms and provisions of the DGCL. For more complete information, you should carefully review the forms of our amended and restated certificate of incorporation and amended and restated bylaws and stock option agreements, which have been filed with the SEC as exhibits to our registration statement of which this prospectus forms a part and which may be obtained as described below under “Where You Can Find More Information.”

Our authorized capital stock consists of 250,000,000 shares of common stock, par value $0.001 per share, our “common stock,” and 25,000,000 shares of preferred stock, par value $0.001 per share, our “preferred stock”.

As of September 14, 2018, there were 66,804,758 shares of our common stock outstanding, held of record by 165 stockholders, which included no issued but unvested restricted shares, and no shares of our preferred stock outstanding.

Common Stock

Under our amended and restated certificate of incorporation and amended and restated bylaws, holders of our common stock are entitled to one vote per share on all matters submitted to a vote of our common stockholders and do not have cumulative voting rights in the election of directors. This means that, subject to any rights of holders of outstanding shares of our preferred stock, if any, to elect or vote in the election of directors, the holders of a majority of the outstanding shares of our common stock can elect all of the directors standing for election by holders of our common stock and the holders of the remaining outstanding shares of our common stock are not able to elect any such directors. Under the terms of our amended and restated certificate of incorporation and our amended and restated bylaws, holders of our common stock do not have any conversion rights with respect to our common stock, nor is our common stock subject to any redemption or sinking provisions.

Holders of common stock are entitled to share ratably in any common stock dividends that may be declared by the board of directors out of legally available funds, subject to any preferential rights of our preferred stockholders, if any, to receive dividends and the terms of any existing or future agreements between us and our lenders. We presently intend to retain all available cash, if any, for use in the operation and expansion of our business and we therefore do not anticipate paying cash dividends on our common stock in the foreseeable future. In the event of our liquidation, dissolution or winding up, common stockholders are entitled to share ratably in all assets legally available for distribution to our common stockholder after payment of or provision for all of our debts and other liabilities, and subject to any preferential rights of our preferred stock to receive distributions in the event of our liquidation, distribution or winding up.

Preferred Stock

Our board of directors is authorized, without vote or action by the stockholders, to issue from time to time up to an aggregate of 25,000,000 shares of preferred stock in one or more series and to fix or alter the designations, preferences, rights and any qualifications, limitations or restrictions of the shares of each of these series, including, if applicable, the dividend rights and preferences, conversion rights, voting rights, terms and rights of redemption, including without limitation sinking fund provisions, redemption price or prices, liquidation rights and preferences, and the number of shares constituting any series. The issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of us without further action by our stockholders and may adversely affect the dividend, liquidation and voting and other rights of the holders of common stock. The issuance of preferred stock with voting and conversion rights may adversely affect the voting power of the holders of common stock, including the loss of voting control to others. We currently have no plans to issue any shares of preferred stock.

We believe that the ability to issue preferred stock without the expense and delay of a special stockholders’ meeting provides us with increased flexibility in structuring possible future financings and acquisitions, and in meeting other corporate needs that might arise. This also permits the board of directors to issue preferred stock containing terms which could impede the completion of a takeover attempt. This could discourage an acquisition attempt or other transaction which stockholders might believe to be in their best interests or in which they might receive a premium for their stock over the then market price of the stock.

Anti-takeover Provisions of Delaware Law, Our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws

The provisions of the DGCL, our amended and restated certificate of incorporation and our amended and restated bylaws may have the effect of delaying, deferring or discouraging another person from acquiring control of us by means of a tender offer, a proxy contest or otherwise, or removing incumbent officers and directors. These provisions, some of which are described below, may discourage certain types of coercive takeover practices and takeover bids that our board of directors may consider inadequate and to encourage any person seeking to acquire control of us to first negotiate with our board of directors. We believe the benefits of increased protection of our ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweighs the disadvantages of discouraging takeover or acquisition proposals because, among other things, negotiation of these proposals could result in an improvement of their terms.

Classified Board

Our amended and restated certificate of incorporation provides that subject to the rights of holders of any one or more series of preferred stock to elect one or more directors, the board shall be divided into three (3) classes, with the intention that each class consist of approximately one-third of the total number of our directors. The initial term of the directors who are members of Class I will expire at the first annual meeting of stockholders following the closing of our initial public offering in June 2017, the initial term of the directors who are members of Class II will expire at the second annual meeting of stockholders following the closing of our initial public offering in June 2017, and the initial term of the directors who are members of Class III will expire at the third annual meeting of stockholders following the closing of our initial public offering in June 2017. At each annual meeting of stockholders, commencing with the first annual meeting of stockholders following the closing of our initial public offering in June 2017, each of the successors elected to replace the directors of a class whose term expires at such annual meeting shall be elected to hold office until the third annual meeting next succeeding his or her election and until his or her respective successor shall have been duly elected and qualified. Our stockholders elect only one class of directors each year. We believe that classification of our board of directors helps to assure the continuity of our business strategies and policies. The classified board provision could have the effect of making the replacement of incumbent directors more time consuming and difficult. At least two annual meetings of our stockholders generally are required to effect a change in a majority of our board of directors.

Removal of Directors; Filling Vacancies and Newly Created Directorships

Our amended and restated certificate of incorporation and amended and restated bylaws provide that subject to any limitations imposed by law and the rights of the holders of any series of our preferred stock, the board of directors or any individual director may be removed from office by our stockholders only for cause. Subject to the rights of holders of any series of outstanding preferred stock, vacancies in the board and newly created directorships shall, unless otherwise provided by law, be filled solely by the affirmative vote of a majority of directors then in office, or by a sole remaining director, and shall not be filled by stockholders. Our board of directors currently includes a total of seven directors. Our board of directors has the power to fix the number of directors within a range specified in our amended and restated bylaws.

No Written Consent of Stockholders

Our amended and restated certificate of incorporation provides that all stockholder actions are required to be taken by a vote of the stockholders at an annual or special meeting, and that stockholders may not take any action by written consent in lieu of a meeting.

Special Meetings of Stockholders

Our amended and restated certificate of incorporation provides that special meetings of stockholders may only be called by the chairman of our board of directors, our chief executive officer, or our board of directors. In addition, our amended and restated bylaws prohibit the conduct of any business at a special meeting other than as specified in the notice of such meeting.

Advance Notice Requirements and Procedures

Our amended and restated bylaws establish advance notice procedures with regard to stockholder proposals relating to the nomination of candidates for election as directors or new business to be brought before meetings of our stockholders. These procedures provide that notice of stockholder nominations and proposals must be timely given in writing to our secretary prior to the meeting at which the action is to be taken. Generally, to be timely, notice must be received at our principal executive offices not later than the ninetieth (90th) day nor earlier than the one hundred twentieth (120th) day prior to the first anniversary of the annual meeting for the preceding year. The notice must contain certain information specified in the bylaws. These provisions may have the effect of precluding the nomination of candidates for election as directors and the conduct of certain business at a meeting if the proper procedures are not followed. These provisions may also discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of our company.

Amendment to Certificate of Incorporation and Bylaws

Our amended and restated certificate of incorporation provides that the affirmative votes of the holders of at least seventy-five percent (75%) of the voting power of all of the then outstanding shares of our capital stock entitled to vote generally in the election of directors, voting together as a single class, are required to amend certain provisions of our certificate of incorporation, including provisions relating to the size of our board of directors, term and classification of directors, removal of directors, filling board vacancies and newly-created directorships, special meetings of stockholders, shareholder action by written consent, limitation of liability and indemnification, and amendment of the certificate of incorporation and bylaws.

The affirmative votes of the holders of at least seventy-five percent (75%) of the voting power of all of the then-outstanding shares of our voting stock are required to amend or repeal our bylaws. In addition, our amended and restated bylaws may be amended by our board of directors.

Blank Check Preferred Stock

Our amended and restated certificate of incorporation permits our board of directors, without vote or action by the stockholders, to issue from time to time up to an aggregate of 25,000,000 shares of preferred stock in one or more series and to fix or alter the number of shares and other terms and provisions of each such series, which may include voting rights, dividend rights and preferences, rights to convert to common stock or other securities, and liquidation rights and preferences. The existence of authorized but unissued shares of preferred stock may enable our board of directors to render more difficult or to discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise. For example, if in the due exercise of its fiduciary obligations, our board of directors were to determine that a takeover proposal is not in the best interests of us or our stockholders, our board of directors could cause shares of preferred stock to be issued without stockholder approval in one or more private offerings or other transactions that might dilute the voting, economic or other rights of the proposed acquirer or insurgent stockholder or stockholder group. In this regard, our certificate of incorporation grants our board of directors broad power to establish the rights and preferences of authorized and unissued shares of preferred stock. The issuance of shares of preferred stock could decrease the amounts and assets available for distribution to holders of shares of common stock. The issuance may also adversely affect the rights and powers, including voting rights, of these holders and may have the effect of delaying, deterring or preventing a change in control of us.

Section 203 of the DGCL

We are subject to the provisions of Section 203 of the DGCL, as amended. In general, Section 203 prohibits a publicly-held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a three-year period following the time that this stockholder becomes an interested stockholder, unless the business combination is approved in a prescribed manner. A “business combination” includes, among other things, a merger, asset or stock sale or other transaction resulting in a financial benefit to the interested stockholder. An “interested stockholder” is, in general, a person who, together with affiliates and associates, owns, or did own within three years prior to the determination of interested stockholder status, 15 percent or more of the corporation’s voting stock.

Under Section 203, a business combination between a corporation and an interested stockholder is prohibited unless it satisfies one of the following conditions:

•

before the stockholder became interested, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•

upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85 percent of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder), shares owned by persons who are directors and also officers, and employee stock plans, in some instances; or

•

at or after the time the stockholder became interested, the business combination was approved by the board of directors of the corporation and authorized at an annual or special meeting of the stockholders by the affirmative vote of at least 66 2/3 percent of the outstanding voting stock which is not owned by the interested stockholder.

A Delaware corporation may “opt out” of these provisions with an express provision in its original certificate of incorporation or an express provision in its certificate of incorporation or bylaws resulting from a stockholders’ amendment approved by at least a majority of the outstanding voting shares. We have not opted out of these provisions. As a result, mergers or other takeover or change in control attempts of us may be discouraged or prevented.

Delaware as Sole and Exclusive Forum

Our amended and restated certificate of incorporation provides that, unless a majority of our board of directors consents in writing to an alternative forum, the Court of Chancery of the State of Delaware (or, if the Court of Chancery does not have jurisdiction, another state court located within the State of Delaware, or, if no court located within the State of Delaware has jurisdiction, the federal district court for the District of Delaware)

shall, to the fullest extent permitted by law, be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of us, (ii) any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers or other employees to us or our stockholders, (iii) any action asserting a claim against us arising pursuant to any provision of the DGCL, as amended, or our certificate of incorporation or bylaws, or (iv) any action asserting a claim against us or any of our directors, officers or employees governed by the internal affairs doctrine of the State of Delaware.

NASDAQ Global Select Market Listing

Our common stock is listed on The NASDAQ Global Select Market under the symbol “ATNX”.

Registration Rights

An entity affiliated with Perceptive Advisors LLC, or Perceptive, purchased an aggregate of 2,679,528 of shares of our common stock at a price of $18.66 per share, and a warrant to purchase up to an additional 425,000 shares of our common stock at a price of $18.66 per share of common stock. In addition, in connection with such offering, we entered into a registration rights agreement with Perceptive. Under the registration rights agreement, we agreed that, Perceptive may demand that we register their shares of our common stock for resale under the Securities Act, and we would be obligated to effect such registration no later than 90 days after September 14, 2018. Our registration obligations under this registration rights agreement cover all shares now held or acquired by exercise of the warrant, will continue in effect for up to five years.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Trust Company, Inc.

DESCRIPTION OF DEBT SECURITIES

The following description, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the debt securities that we or any selling securityholders may offer under this prospectus. While the terms we have summarized below will generally apply to any future debt securities we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. The terms of any debt securities we offer under a prospectus supplement may differ from the terms we describe below. As of the date of this prospectus, we have no outstanding registered debt securities.

As used in this prospectus, debt securities means the debentures, notes, bonds, and other evidences of indebtedness that we may issue from time to time as either senior or subordinated debt securities, which may be convertible into, or exchangeable for, shares of our common stock or other securities of the company on the terms applicable to such securities. If issued, our debt securities would be issued under an indenture between us and a trustee to be identified prior to the issuance of such debt securities. A form of such indenture is filed as an exhibit to this prospectus. However, the indenture applicable to any issuance of our debt securities may differ from such form. Consequently, any indenture applicable to the issuance of our debt securities will be filed as an exhibit to the prospectus supplement relating to such issuance and any differences between the form of indenture filed with this prospectus and the indenture filed with a prospectus supplement will be disclosed in such prospectus supplement. Any indenture we issue will be subject to, and governed by, the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act.

The following summaries of material provisions of the debt securities and indentures are subject to, and qualified in their entirety by reference to, all the provisions of the indenture applicable to a particular series of debt securities, and all supplements thereto. We urge you to read the applicable prospectus supplements related to the debt securities that we sell under this prospectus, as well as the complete indentures that contain the terms of the debt securities. Except as we may otherwise indicate, the terms of the senior and the subordinated indentures are identical.

General

The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors and set forth or determined in the manner provided in an officers’ certificate or by a supplemental indenture. Debt securities may be issued in separate series without limitation as to aggregate principal amount. We may specify a maximum aggregate principal amount for the debt securities of any series. In addition, the particular terms of each series of debt securities will be described in a prospectus supplement relating to such series, including any pricing supplement. The prospectus supplement will set forth, among other things:

•	the title;

•	the principal amount being offered, and, if a series, the total amount authorized and the total amount outstanding;

•	any limit on the amount that may be issued;

•	whether or not we will issue the series of debt securities in global form and, if so, the terms and who the depositary will be;

•	the maturity date;

•

whether and under what circumstances, if any, we will pay additional amounts on any debt securities held by a person who is not a U.S. person for tax purposes, and whether we can redeem the debt securities if we have to pay such additional amounts;

•

the annual interest rate, which may be fixed or variable, or the method for determining the rate, the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

•	the terms of the subordination of any series of subordinated debt, if applicable;

•	the place where payments will be payable;

•	restrictions on transfer, sale or other assignment, if any;

•	our right, if any, to defer payment of interest and the maximum length of any such deferral period;

•

the date, if any, after which, the conditions upon which, and the price at which we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions, and any other applicable terms of those redemption provisions;

•

the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities and the currency or currency unit in which the debt securities are payable;

•	whether the indenture will restrict our ability and/or the ability of our subsidiaries to, among other things:

•	incur additional indebtedness;

•	issue additional securities;

•	create liens;

•	pay dividends and make distributions in respect of our capital stock and the capital stock of our subsidiaries;

•	redeem capital stock;

•	place restrictions on our subsidiaries’ ability to pay dividends, make distributions or transfer assets;

•	make investments or other restricted payments;

•	sell or otherwise dispose of assets;

•	enter into sale-leaseback transactions;

•	engage in transactions with stockholders and affiliates;

•	issue or sell stock of our subsidiaries; or

•	effect a consolidation or merger;

•	whether the indenture will require us to maintain any interest coverage, fixed charge, cash flow-based, asset-based or other financial ratios;

•	information describing any book-entry features;

•	provisions for a sinking fund purchase or other analogous fund, if any;

•

whether the debt securities are to be offered at a price such that they will be deemed to be offered at an “original issue discount” as defined in paragraph (a) of Section 1273 of the Internal Revenue Code;

•	the procedures for any auction and remarketing, if any;

•	the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;

•	if other than dollars, the currency in which the series of debt securities will be denominated; and

•

any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, including any events of default that are in addition to those described in this prospectus or any covenants provided with respect to the debt securities that are in addition to those described above, and any terms that may be required by us or advisable under applicable laws or regulations or advisable in connection with the marketing of the debt securities.

Conversion or Exchange Rights

We will set forth in the applicable prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for our common stock, our preferred stock or other securities (including securities of a third-party). We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our common stock, our preferred stock or other securities (including securities of a third-party) that the holders of the series of debt securities receive would be subject to adjustment.

Consolidation, Merger or Sale

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the indentures will not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of our assets. However, any successor to or acquirer of such assets must assume all of our obligations under the indentures or the debt securities, as appropriate. If the debt securities are convertible into or exchangeable for our other securities or securities of other entities, the person with whom we consolidate or merge or to whom we sell all of our property must make provisions for the conversion of the debt securities into securities that the holders of the debt securities would have received if they had converted the debt securities before the consolidation, merger or sale.

Events of Default under the Indenture

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the following may be events of default under the indentures with respect to any series of debt securities that we may issue:

•	if we fail to pay interest when due and payable and our failure continues for 90 days and the time for payment has not been extended;

•	if we fail to pay the principal, premium or sinking fund payment, if any, when due and payable at maturity, upon redemption or repurchase or otherwise, and the time for payment has not been extended;

•

if we fail to observe or perform any other covenant contained in the debt securities or the indentures, other than a covenant specifically relating to another series of debt securities, and our failure continues for 90 days after we receive notice from the trustee or we and the trustee receive notice from the holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series; and

•	if specified events of bankruptcy, insolvency or reorganization occur.

We will describe in each applicable prospectus supplement any additional events of default relating to the relevant series of debt securities.

If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the trustee if notice is given by such holders, may declare the unpaid principal, premium, if any, and accrued interest, if any, due and payable immediately. If an event of default specified in the last bullet point above occurs with respect to us, the unpaid principal, premium, if any, and accrued interest, if any, of each issue of debt securities then outstanding shall be due and payable without any notice or other action on the part of the trustee or any holder.

The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture. Any waiver shall cure the default or event of default.

Subject to the terms of the indentures, if an event of default under an indenture shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the trustee reasonable indemnity or security satisfactory to it against any loss, liability or expense. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series, provided that:

•	the direction so given by the holder is not in conflict with any law or the applicable indenture; and

•

subject to its duties under the Trust Indenture Act, the trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

The indentures provide that if an event of default has occurred and is continuing, the trustee will be required in the exercise of its powers to use the degree of care that a prudent person would use in the conduct of its own affairs. The trustee, however, may refuse to follow any direction that conflicts with law or the indenture, or that the trustee determines is unduly prejudicial to the rights of any other holder of the relevant series of debt securities, or that would involve the trustee in personal liability. Prior to taking any action under the indentures, the trustee will be entitled to indemnification against all costs, expenses and liabilities that would be incurred by taking or not taking such action.

A holder of the debt securities of any series will have the right to institute a proceeding under the indentures or to appoint a receiver or trustee, or to seek other remedies only if:

•	the holder has given written notice to the trustee of a continuing event of default with respect to that series;

•

the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request, and such holders have offered reasonable indemnity to the trustee or security satisfactory to it against any loss, liability or expense or to be incurred in compliance with instituting the proceeding as trustee; and

•

the trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 90 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities, or other defaults that may be specified in the applicable prospectus supplement.

We will periodically file statements with the trustee regarding our compliance with specified covenants in the indentures.

The indentures provide that if a default occurs and is continuing and is actually known to a responsible officer of the trustee, the trustee must mail to each holder notice of the default within the earlier of 90 days after it occurs and 30 days after it is known by a responsible officer of the trustee or written notice of it is received by the trustee, unless such default has been cured or waived. Except in the case of a default in the payment of principal or premium of or interest on any debt security or certain other defaults specified in an indenture, the trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors, or responsible officers of the trustee, in good faith determine that withholding notice is in the best interests of holders of the relevant series of debt securities.

Modification of Indenture; Waiver

Subject to the terms of the indenture for any series of debt securities that we may issue, we and the trustee may change an indenture without the consent of any holders with respect to the following specific matters:

•	to fix any ambiguity, defect or inconsistency in the indenture;

•	to comply with the provisions described above under “Description of Debt Securities—Consolidation, Merger or Sale”;

•	to comply with any requirements of the SEC in connection with the qualification of any indenture under the Trust Indenture Act;

•

to add to, delete from or revise the conditions, limitations, and restrictions on the authorized amount, terms, or purposes of issue, authentication and delivery of debt securities, as set forth in the indenture;

•

to provide for the issuance of and establish the form and terms and conditions of the debt securities of any series as provided under “Description of Debt Securities,” to establish the form of any certifications required to be furnished pursuant to the terms of the indenture or any series of debt securities, or to add to the rights of the holders of any series of debt securities;

•	to evidence and provide for the acceptance of appointment hereunder by a successor trustee;

•	to provide for uncertificated debt securities and to make all appropriate changes for such purpose;

•

to add to our covenants such new covenants, restrictions, conditions or provisions for the benefit of the holders, to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default or to surrender any right or power conferred to us in the indenture; or

•	to change anything that does not adversely affect the interests of any holder of debt securities of any series in any material respect.

In addition, under the indentures, the rights of holders of a series of debt securities may be changed by us and the trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, subject to the terms of the indenture for any series of debt securities that we may issue or otherwise provided in the prospectus supplement applicable to a particular series of debt securities, we and the trustee may only make the following changes with the consent of each holder of any outstanding debt securities affected:

•	extending the stated maturity of the series of debt securities;

•	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or reducing any premium payable upon the redemption or repurchase of any debt securities; or

•	reducing the percentage of debt securities, the holders of which are required to consent to any amendment, supplement, modification or waiver.

Discharge

Each indenture provides that, subject to the terms of the indenture and any limitation otherwise provided in the prospectus supplement applicable to a particular series of debt securities, we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for specified obligations, including obligations to:

•	register the transfer or exchange of debt securities of the series;

•	replace stolen, lost or mutilated debt securities of the series;

•	maintain paying agencies;

•	hold monies for payment in trust;

•	recover excess money held by the trustee;

•	compensate and indemnify the trustee; and

•	appoint any successor trustee.

In order to exercise our rights to be discharged, we must deposit with the trustee money or government obligations sufficient to pay all the principal of, any premium and interest on, the debt securities of the series on the dates payments are due.

Form, Exchange and Transfer

We will issue the debt securities of each series only in fully registered form without coupons and, unless we otherwise specify in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indentures provide that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company or another depositary named by us and identified in a prospectus supplement with respect to that series. See “Legal Ownership of Securities” below for a further description of the terms relating to any book-entry securities.

At the option of the holder, subject to the terms of the indentures and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indentures and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will make no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

If we elect to redeem the debt securities of any series, we will not be required to:

•

issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

•	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Trustee

The trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture and is under no obligation to exercise any of the powers given it by the indentures at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur. However, upon an event of default under an indenture, the trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, we will make interest payments by check that we will mail to the holder or by wire transfer to certain holders. Unless we otherwise indicate in the applicable prospectus supplement, we will designate the corporate trust office of the trustee as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money we pay to a paying agent or the trustee for the payment of the principal of or any premium or interest on any debt securities that remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.

Governing Law

The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.

Ranking Debt Securities

The subordinated debt securities will be unsecured and will be subordinate and junior in priority of payment to certain other indebtedness to the extent described in a prospectus supplement. The subordinated indenture does not limit the amount of subordinated debt securities that we may issue. It also does not limit us from issuing any other secured or unsecured debt.

The senior debt securities will be unsecured and will rank equally in right of payment to all our other senior unsecured debt. The senior indenture does not limit the amount of senior debt securities that we may issue. It also does not limit us from issuing any other secured or unsecured debt.

DESCRIPTION OF WARRANTS

We may issue, and any selling security holders may offer for resale, warrants for the purchase of common stock, preferred stock or debt securities. We may issue warrants independently or together with any offered securities. The warrants may be attached to or separate from those offered securities. We will issue the warrants under one or more warrant agreements to be entered into between us and a warrant agent to be named in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

The prospectus supplement relating to any warrants that we may offer, or which are offered for resale by selling security holders, will contain the specific terms of the warrants. These terms may include the following:

•	the title of the warrants;

•	the price or prices at which the warrants will be issued;

•	the designation, amount and terms of the securities for which the warrants are exercisable;

•	the designation and terms of the other securities, if any, with which the warrants are to be issued and the number of warrants issued with each other security;

•	the aggregate number of warrants;

•	any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

•	the price or prices at which the securities purchasable upon exercise of the warrants may be purchased;

•	if applicable, the date on and after which the warrants and the securities purchasable upon exercise of the warrants will be separately transferable;

•	a discussion of any material U.S. federal income tax considerations applicable to the exercise of the warrants;

•	the date on which the right to exercise the warrants will commence, and the date on which the right will expire;

•	the maximum or minimum number of warrants that may be exercised at any time;

•	information with respect to book-entry procedures, if any; and

•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Exercise of Warrants

Each warrant will entitle the holder of the warrant to purchase for cash the amount of common stock, preferred stock or debt securities at the exercise price stated or determinable in the applicable prospectus supplement for the warrants. Warrants may be exercised at any time up to the close of business on the expiration date shown in the applicable prospectus supplement, unless otherwise specified in such prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void. Warrants may be exercised as described in the applicable prospectus supplement. When the warrant holder makes the payment and properly completes and signs the warrant certificate at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, we will, as soon as possible, forward the common stock, preferred stock or debt securities that the warrant holder has purchased. If the warrant holder exercises the warrant for less than all of the warrants represented by the warrant certificate, we will issue a new warrant certificate for the remaining warrants.

The description in the applicable prospectus supplement of any warrants we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable warrant agreement and warrant certificate, which will be filed with the SEC if we offer warrants. For more information on how you can obtain copies of any warrant certificate or warrant agreement if we offer warrants, see “Where You Can Find More Information” beginning on page 30 of this prospectus. We urge you to read the applicable warrant certificate, the applicable warrant agreement and any applicable prospectus supplement in their entirety.

DESCRIPTION OF UNITS

The following description, together with the additional information we may include in any applicable prospectus supplement, summarizes the material terms and provisions of the units that we may offer, or that any selling security holders may offer for resale, under this prospectus. While the terms we have summarized below will apply generally to any units offered under this prospectus, we will describe the particular terms of any series of units in more detail in the applicable prospectus supplement. The terms of any units offered under a prospectus supplement may differ from the terms described below.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from a Current Report on Form 8-K that we file with the SEC, the form of unit agreement that describes the terms of the series of units being offered, and any supplemental agreements, before the issuance of the related series of units. The following summaries of material terms and provisions of the units are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement and any supplemental agreements applicable to a particular series of units. We urge you to read the applicable prospectus supplements related to the particular series of units that we sell, or which are offered for resale by selling security holders, under this prospectus, as well as the complete unit agreement and any supplemental agreements that contain the terms of the units.

General

We may issue, and any selling security holders may offer for resale, units comprised of one or more shares of common stock and warrants in any combination. Each unit would be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit would have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

We will describe in the applicable prospectus supplement the terms of the series of units, including:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions of the governing unit agreement that differ from those described below; and

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.

The provisions described in this section, as well as those described under “Description of Capital Stock,” “Description of Debt Securities,” and “Description of Warrants” will apply to each unit and to any common shares, debt securities or warrants included in each unit, respectively.

Unit Agent

The name and address of the unit agent for any units we offer will be set forth in the applicable prospectus supplement.

Issuance in Series

We may issue units in such amounts and in such numerous distinct series as we determine.

Enforceability of Rights by Holders of Units

Each unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit may, without the consent of the related unit agent or the holder of any other unit, enforce by appropriate legal action its rights as holder under any security included in the unit.

Title

We, the unit agents and any of their agents may treat the registered holder of any unit certificate as an absolute owner of the units evidenced by that certificate for any purpose and as the person entitled to exercise the rights attaching to the units so requested, despite any notice to the contrary.

SELLING SECURITYHOLDERS

Information about selling securityholders, if any, will be set forth in a prospectus supplement.

PLAN OF DISTRIBUTION

We may sell the securities being offered hereby in one or more of the following ways from time to time:

•	through underwriters for resale to purchasers;

•	through dealers to purchasers;

•	through agents to purchasers;

•	directly to one or more purchasers; or

•	through a combination of any of these methods of sale.

We may also sell the securities covered by this registration statement in an “at the market offering” as defined in Rule 415 under the Securities Act. Such offering may be made into an existing trading market for such securities in transactions at other than a fixed price, either:

•

on or through the facilities of the NASDAQ Global Select Market or any other securities exchange or quotation or trading service on which such securities may be listed, quoted or traded at the time of sale; and/or

•	to or through a market maker other than on the NASDAQ Global Select Market or such other securities exchanges or quotation or trading services.

We may directly solicit offers to purchase securities, or agents may be designated to solicit such offers. We will, in the prospectus supplement relating to such offering, name any agent that could be viewed as an underwriter under the Securities Act, and describe any commissions that we must pay. Any such agent will be acting on a best efforts basis for the period of its appointment or, if indicated in the applicable prospectus supplement, on a firm commitment basis.

The distribution of the securities may be effected from time to time in one or more transactions:

•	at a fixed price, or prices, which may be changed from time to time;

•	at market prices prevailing at the time of sale; or

•	at prices related to such prevailing market prices;

Each prospectus supplement will describe the method of distribution of the securities and any applicable restrictions.

The prospectus supplement with respect to the securities of a particular series will describe the terms of the offering of the securities, including the following:

•	the name of the agent or any underwriters;

•	the public offering or purchase price and the proceeds we will receive from the sale of the securities;

•	any discounts and commissions to be allowed or re-allowed or paid to the agent or underwriters;

•	all other items constituting underwriting compensation;

•	any discounts and commissions to be allowed or re-allowed or paid to dealers; and

•	any exchanges on which the securities will be listed.

If any underwriters or agents are utilized in the sale of the securities in respect of which this prospectus is delivered, we will enter into an underwriting agreement or other agreement with them at the time of sale to them, and we will set forth in the prospectus supplement relating to such offering the names of the underwriters or agents and the terms of the related agreement with them.

If a dealer is utilized in the sale of the securities in respect of which this prospectus is delivered, we will sell such securities to the dealer, as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale.

Remarketing firms, agents, underwriters, dealers and other persons may be entitled under agreements which they may enter into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

If so indicated in the applicable prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by certain institutions to purchase securities from us pursuant to delayed delivery contracts providing for payment and delivery on the date stated in the prospectus supplement. Each contract will be for an amount not less than, and the aggregate amount of securities sold pursuant to such contracts shall not be less nor more than, the respective amounts stated in the prospectus supplement. Institutions with whom the contracts, when authorized, may be made, include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but shall in all cases be subject to our approval. Delayed delivery contracts will not be subject to any conditions except that:

•

the purchase by an institution of the securities covered under that contract shall not, at the time of delivery, be prohibited under the laws of the jurisdiction to which that institution is subject; and

•

if the securities are also being sold to underwriters acting as principals for their own account, the underwriters shall have purchased such securities not sold for delayed delivery. The underwriters and other persons acting as our agents will not have any responsibility in respect of the validity or performance of delayed delivery contracts.

Certain agents, underwriters and dealers, and their associates and affiliates may be customers of, have borrowing relationships with, engage in other transactions with, or perform services (including investment banking services) for us or one or more of our respective affiliates in the ordinary course of business.

In order to facilitate the offering of the securities, any underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities or any other securities the prices of which may be used to determine payments on such securities. Specifically, any underwriters may over-allot in connection with the offering, creating a short position for their own accounts. In addition, to cover overallotments or to stabilize the price of the securities or of any such other securities, the underwriters may bid for, and purchase, the securities or any such other securities in the open market. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. Any such underwriters are not required to engage in these activities and may end any of these activities at any time.

Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. The applicable prospectus supplement may provide that the original issue date for your securities may be more than three scheduled business days after the trade date for your securities. Accordingly, in such a case, if you wish to trade securities on any date prior to the third business day before the original issue date for your securities, you will be required, by virtue of the fact that your securities initially are expected to settle more than three scheduled business days after the trade date for your securities, to make alternative settlement arrangements to prevent a failed settlement.

In compliance with the guidelines of the Financial Industry Regulatory Authority, or FINRA, the aggregate maximum discount, commission or agency fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of the proceeds from any offering pursuant to this prospectus and any applicable prospectus supplement.

LEGAL MATTERS

Simpson Thacher & Bartlett LLP will be passing upon matters of United States law for us with respect to securities offered by this prospectus and any accompanying prospectus supplement.

EXPERTS

The consolidated financial statements incorporated in this Prospectus by reference from the Company’s Annual Report on Form 10-K for the year ended December 31, 2017, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report (which report expresses an unqualified opinion on the consolidated financial statements and includes an explanatory paragraph regarding a going concern uncertainty), which is incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

INCORPORATION BY REFERENCE

The SEC allows us to incorporate by reference information into this prospectus and any accompanying prospectus supplement from other documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus, while information that we file later with the SEC will automatically update and supersede the information in this prospectus. We incorporate by reference into this prospectus and the registration statement of which this prospectus is a part the information or documents listed below that we have filed with the SEC, except for information “furnished” under Items 2.02 or 7.01 and any related Items 9.01 on Form 8-K or other information “furnished” to the SEC which is not deemed filed and not incorporated in this prospectus, until the termination of the offering of securities described in this prospectus:

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2017, filed with the SEC on March 26, 2018;

•

Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 30, 2018, to the extent incorporated into our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, filed with the SEC on March 26, 2018;

•	Quarterly Reports on Form 10-Q for the quarterly periods ended June 30, 2018, March 31, 2018, September 30, 2017 and June 30, 2017;

•	Current reports on Form 8-K filed with the SEC on various dates; and

•

The description of our common stock contained in our registration statement on Form 8-A, filed with the SEC on June 12, 2017, and any amendment or report filed for the purpose of updating such description.

We also incorporate by reference any future filings (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items unless such Form 8-K expressly provides to the contrary) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including those made after the date of the initial filing of the registration statement of which this prospectus is a part and prior to effectiveness of such registration statement, until we file a post-effective amendment that indicates the termination of the offering of the securities made by this prospectus, which will become a part of this prospectus from the date that such documents are filed with the SEC. Information in such future filings updates and supplements the information provided in this prospectus. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later-filed document modify or replace such earlier statements. Foamix will furnish without charge to each person, including any beneficial owner, to whom a prospectus is delivered, upon written or oral request, a copy of any or all of the documents incorporated by reference into this prospectus but not delivered with the prospectus, including exhibits that are specifically incorporated by reference into such documents. You should direct any requests for documents to:

Athenex, Inc.

1001 Main Street, Suite 600

Buffalo, NY 14203

(716) 427-2950

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at www.athenex.com. Our website is not a part of this prospectus and is not incorporated by reference in this prospectus. You may also read and copy any document we file at the SEC’s Public Reference Room, 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room.

This prospectus is part of a registration statement we filed with the SEC. This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information about us and our consolidated subsidiary and the securities we are offering. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

10,000,000 Shares

Common Stock

PROSPECTUS SUPPLEMENT

September 9, 2020

Joint Bookrunning Managers

SVB Leerink

RBC Capital Markets

Evercore ISI

Lead Manager

Oppenheimer & Co.